SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of report (date of earliest event reported): January 18, 2001



                       INTERCONTINENTAL LIFE CORPORATION
               (Exact name of Registrant as specified in charter)



           Texas                        0-7288              22-1890938
(State or other jurisdiction    (Commission file number)    (I.R.S. employer
        of incorporation)                                    identification no.)








                      6500 River Place Blvd., Building One
                              Austin, Texas 78730
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (512) 404-5000

ITEM 5. Other Events

     On January 18, 2001, Financial Industries Corporation, a Texas corporation ("FIC"), and InterContinental Life Corporation, a Texas corporation ("ILCO") jointly announced that their respective Boards of Directors have approved a definitive agreement whereby FIC would acquire the remaining common shares (approximately 52%) of ILCO which FIC does not currently own. The terms and provisions of the transaction are set forth in an Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 18, 2001, among FIC, ILCO and ILCO Acquisition Company, a Texas corporation and wholly-owned subsidiary of FIC ("Merger Sub"). Subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into ILCO, with ILCO continuing as the surviving corporation (the "Merger") and as a wholly-owned subsidiary of FIC. Pursuant to the Merger Agreement, 1.1 shares of common stock, par value $0.20 per share ("FIC Common Stock"), will be issued for each share of common stock, par value $0.22 per share, of ILCO ("ILCO Common Stock") not held by FIC. In addition, each share of ILCO Common Stock issuable pursuant to outstanding options will be converted into options to receive 1.1 shares of FIC Common Stock with the exercise price adjusted accordingly.

     The consummation of the Merger is subject to various conditions precedent contained in the Merger Agreement, including, without limitation, approval of certain matters by the shareholders of each of FIC and ILCO.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (c)     Exhibits.
                10.1*   -       Agreement and Plan of Merger, dated as of
                                January 18, 2001, among InterContinental Life
                                Corporation, Financial Industries
                                Corporation and ILCO Acquisition Company.
                99.1*   -       Press Release dated January 18, 2001.
                ______________
                * Filed herewith

                                   SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


INTERCONTINENTAL LIFE CORPORATION

By:       /s/ James M. Grace
Name:  James M. Grace
Title:    Vice President and Treasurer

Date:  January 22,  2001

                                                                    EXHIBIT 10.1

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of January 18, 2001, by and among Financial Industries Corporation, a Texas corporation ("FIC"), ILCO Acquisition Company, a Texas corporation and wholly-owned subsidiary of FIC ("Merger Sub"), and InterContinental Life Corporation, a Texas corporation ("ILCO").

                                    RECITALS

     WHEREAS, FIC currently owns approximately 48% of the common stock, par value $0.22 per share of ILCO ("ILCO Common Stock");

     WHEREAS, it is proposed that FIC acquire all of the issued and outstanding shares of ILCO Common Stock not owned by FIC by way of a merger of Merger Sub with and into ILCO, with ILCO surviving the merger as a wholly-owned subsidiary of FIC;

     WHEREAS, FIC, ILCO and Merger Sub believe it is in the best interests of their respective shareholders to consummate the merger of Merger Sub with and into ILCO in accordance with the terms and subject to the conditions of this Agreement;

     WHEREAS, upon the terms and subject to the conditions set forth herein, the Board of Directors of FIC, upon the unanimous recommendation of a duly authorized special committee thereof (consisting solely of independent directors), has approved the Agreement, the merger of Merger Sub with and into ILCO and the issuance of shares of common stock, par value $0.20 per share (the "FIC Common Stock"), of FIC in connection therewith and has recommended the approval of the issuance of shares of common stock under this Agreement by FIC's shareholders; WHEREAS, upon the terms and subject to the conditions set forth herein, the Board of Directors of ILCO, upon the unanimous recommendation of a duly authorized special committee thereof (consisting solely of independent directors), has approved such merger and has recommended approval of this Agreement by ILCO's shareholders;

     WHEREAS, the Board of Directors of Merger Sub has approved the merger and has recommended approval of this Agreement by FIC, as its sole shareholder; WHEREAS, it is the intention of FIC, ILCO and Merger Sub that such merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, FIC, ILCO and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with such merger and also to prescribe various conditions to such merger.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

     1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall merge with and into ILCO (the "Merger") in accordance with the Texas Business Corporation Act (the "Texas Code"). At the Effective Time, the separate corporate existence of Merger Sub shall cease and ILCO shall continue as the surviving corporation of the Merger (the "Surviving Corporation") under the laws of the State of Texas and with all the rights, privileges, properties, franchises, immunities and powers, and subject to all the duties and liabilities, of a corporation organized under the Texas Code. The Merger shall have the effects set forth in the Texas Code (including, without limitation, Article 5.06 of the Texas Code).

     1.2 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 8.1, and subject to the satisfaction or waiver of the conditions set forth in
Article VII, the closing of the Merger (the "Closing") will take place at 10:00 a.m., Austin, Texas time, on the second business day following the date on which the last to be fulfilled or waived of the conditions set forth in Article VII shall be fulfilled or waived in accordance with this Agreement (the "Closing Date"), at the offices of FIC, 6500 River Place Blvd., Austin, Texas 78730, unless another date, time or place is agreed to by the parties hereto.

     1.3 Effective Time. The parties hereto shall file with the Secretary of State of the State of Texas (the "Texas Secretary of State") on the Closing Date (or on such other date as the parties may agree) articles of merger or other appropriate documents, executed in accordance with the relevant provisions of the Texas Code, and make all other filings or recordings required under the Texas Code in connection with the Merger. The Merger shall become effective upon the filing of the articles of merger with the Texas Secretary of State, or at such later time specified in such articles of merger (the "Effective Time").

     1.4 Articles of Incorporation.

     (a) The Articles of Incorporation of Merger Sub in effect immediately prior to the Merger shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with their terms and as provided by the Texas Code.

     (b) Concurrently with the execution and delivery of this Agreement, the Board of Directors of FIC has adopted a resolution setting forth and approving an amendment to the Articles of Incorporation of FIC in the form set forth as Annex I hereto (the "Charter Amendment"), and directing that the Charter Amendment be considered by the shareholders of FIC at the FIC Shareholders Meeting (as defined in Section 5.2(b)), all in accordance with the provisions of the Texas Code. Prior to the Effective Time of the Merger, FIC shall file the Charter Amendment with the Texas Secretary of State.

     1.5 Bylaws. The Bylaws of Merger Sub in effect immediately prior to the Merger shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with their terms and as provided by applicable law.

     1.6 Directors. The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

     1.7 Officers. The officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

     1.8 Effect on ILCO Capital Stock.

     (a) Outstanding ILCO Common Stock. Each share of ILCO Common Stock issued (and not cancelled or retired) immediately prior to the Effective Time (other than shares of ILCO Common Stock held as treasury shares by ILCO (but excluding shares of ILCO Common Stock held by any of ILCO's subsidiaries, whether or not treated as treasury shares of ILCO on a consolidated basis under GAAP) or shares of ILCO Common Stock held by FIC) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive
1.1 validly issued, fully paid and nonassessable shares of FIC Common Stock. The ratio of the shares of FIC Common Stock to be issued in exchange for each whole share of ILCO Common Stock is referred to as the "Exchange Ratio." The shares of FIC Common Stock to be issued to holders of ILCO Common Stock in accordance with this Section 1.8(a), and any cash to be paid in accordance with Section 1.11(f) in lieu of fractional shares of FIC Common Stock, are referred to as the "Merger Consideration."

     (b) Treasury Shares; FIC-Owned Shares. Each share of (i) ILCO Common Stock and (ii) series A preferred stock and series B preferred stock of ILCO, in each case which is held as treasury shares by ILCO at the Effective Time ("Treasury Shares") (excluding shares of ILCO Common Stock held by any of ILCO's subsidiaries, whether or not treated as treasury shares of ILCO on a consolidated basis under GAAP), and each share of ILCO Common Stock which is held by FIC (excluding any shares of ILCO Common Stock owned by any of FIC's subsidiaries) at the Effective Time ("FIC-Owned Shares"), shall, by virtue of the Merger and without any action on the part of ILCO or FIC, be cancelled and retired and cease to exist, without any conversion thereof.

     (c) Impact of Stock Splits, etc. In the event of any change in FIC Common Stock and/or ILCO Common Stock between the date of this Agreement and the Effective Time of the Merger in accordance with the terms of this Agreement by reason of any stock split, stock dividend, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, the number and class of shares of FIC Common Stock to be issued and delivered in the Merger in exchange for each outstanding share of ILCO Common Stock as provided in this Agreement shall be appropriately adjusted so as to maintain the relative proportionate interests of the holders of ILCO Common Stock and FIC Common Stock.

     1.9 Effect on FIC Capital Stock. Each share of FIC Common Stock issued and outstanding immediately prior to the Effective Time (including, without limitation, shares of FIC Common Stock held by any subsidiary of FIC or ILCO) shall remain outstanding and shall be unaffected by the Merger.

     1.10 Effect on Merger Sub Capital Stock. Each share of common stock, $0.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one share of common stock, $0.01 par value, of the Surviving Corporation and such shares shall, collectively, represent all of the issued and outstanding capital stock of the Surviving Corporation.

     1.11 Exchange of Certificates.

     (a) Paying Agent. Immediately following the Effective Time, FIC shall deposit with its transfer agent and registrar (the "Paying Agent"), for the benefit of the holders of ILCO Common Stock (other than Treasury Shares and FIC-Owned Shares), certificates representing the shares of FIC Common Stock to be issued to such holders pursuant to Section 1.8 (such certificates, together with any dividends or distributions with respect to the shares represented by such certificates and any cash paid in lieu of fractional shares of FIC Common Stock pursuant to Section 1.11(f), being hereinafter referred to collectively as the "Payment Fund").

     (b) Exchange Procedures. As soon as practicable after the Effective Time, each holder of a certificate or certificates (which have not been cancelled or retired) which prior thereto represented shares of ILCO Common Stock shall, upon surrender to the Paying Agent of such certificate or certificates and acceptance thereof by the Paying Agent, be entitled to a certificate representing that number of whole shares of FIC Common Stock which the aggregate number of shares of ILCO Common Stock previously represented by such certificate or certificates surrendered shall have been converted into the right to receive pursuant to
Section 1.8 of this Agreement, as the case may be, plus any cash to be received in lieu of fractional shares, as provided in Section 1.11(f) below.

The Paying Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Paying Agent may impose to effect an orderly exchange thereof in accordance with its normal exchange practices. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the certificate or certificates representing the shares of ILCO Common Stock surrendered in exchange therefor is registered, it shall be a condition to such exchange that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other Taxes (as defined in Section 2.16) required by reason of the payment of such consideration to a person other than the registered holder of the certificate(s) surrendered, or shall establish to the satisfaction of the Paying Agent that such Tax has been paid or is not applicable. After the Effective Time, there shall be no further transfer on the records of ILCO or its transfer agent of certificates representing shares of ILCO Common Stock, and if such certificates are presented to the Surviving Corporation, they shall be cancelled against delivery of the Merger Consideration as hereinabove provided. Until surrendered as contemplated by this
Section 1.11(b), each certificate representing shares of ILCO Common Stock (other than certificates representing Treasury Shares and FIC-Owned Shares to be cancelled in accordance with the terms of this Agreement), shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration without any interest thereon, as contemplated by Section 1.8.

     (c) Letter of Transmittal. Promptly after the Effective Time (but in no event more than five business days thereafter), FIC shall require the Paying Agent to mail to each record holder of certificates that immediately prior to the Effective Time represented shares of ILCO Common Stock, which have been converted pursuant to Section 1.8, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of certificates representing shares of ILCO Common Stock to the Paying Agent, and which shall be in such form and have such provisions as FIC reasonably may specify) and instructions for use in surrendering such certificates and receiving the Merger Consideration to which such holder shall be entitled therefor pursuant to Section 1.8.

     (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to FIC Common Stock with a record date after the Effective Time shall be paid to the holder of any certificate that immediately prior to the Effective Time represented shares of ILCO Common Stock which have been converted pursuant to Section 1.8, until the surrender for exchange of such certificate in accordance with this Article I. Following surrender for exchange of any such certificate, there shall be paid to the holder of such certificate, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the number of whole shares of FIC Common Stock into which the shares of ILCO Common Stock represented by such certificate immediately prior to the Effective Time were converted pursuant to Section 1.8, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time, but prior to such surrender, and with a payment date subsequent to such surrender, payable with respect to such whole shares of FIC Common Stock.

     (e) No Further Ownership Rights in ILCO Common Stock. The Merger Consideration paid upon the surrender for exchange of certificates representing shares of ILCO Common Stock in accordance with the terms of this Article I shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of ILCO Common Stock theretofore represented by such certificates, subject, however, to FIC's obligation (if any) to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared by ILCO on the shares of ILCO Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time.

     (f) No Fractional Shares. No certificates or scrip representing fractional shares of FIC Common Stock shall be issued upon the surrender for exchange of certificates that immediately prior to the Effective Time represented shares of ILCO Common Stock which have been converted pursuant to Section 1.8, and such fractional share interests will not entitle the owner thereof to vote or any rights of a shareholder of FIC. In lieu of any such fractional shares, the Paying Agent shall, on behalf of all holders of fractional shares of FIC Common Stock, aggregate all such fractional interests (collectively, the "Fractional Shares") and such Fractional Shares shall be sold by the Paying Agent as agent for the holders of such Fractional Shares at the then prevailing price on the Nasdaq Stock Market's Small Cap Market, all in the manner provided herein. Until the net proceeds of such sale or sales have been distributed to the holders of Fractional Shares, the Paying Agent shall retain such proceeds in trust for the benefit of such holders as part of the Payment Fund. All commissions, transfer Taxes and other out-of-pocket transaction costs, including reasonable expenses and compensation of the Paying Agent shall be charged against the proceeds from the sale of the Fractional Shares. The sale of the Fractional Shares shall be executed on the Nasdaq Stock Market's Small Cap Market or through one or more member firms of the Nasdaq Stock Market and will be executed in round lots, to the extent practicable. The Paying Agent will determine the portion, if any, of the net proceeds of such sale or sales to which each holder of Fractional Shares is entitled, by multiplying the amount of the aggregate net proceeds of the sale of the Fractional Shares by a fraction, the numerator of which is the amount of Fractional Shares to which such holder is entitled and the denominator of which is the aggregate amount of Fractional Shares to which all holders of Fractional Shares are entitled; provided, however, that in lieu of the foregoing, at the sole option of FIC, FIC may instead satisfy payment with respect to such Fractional Shares by delivering to the Paying Agent reasonably promptly following the Effective Time cash (without interest) in an amount equal to the aggregate amount of all such Fractional Shares multiplied by the average closing price per share of FIC Common Stock on the Nasdaq Stock Market's Small Cap Market for the thirty (30) trading days immediately prior to the Effective Time.

     (g) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the holders of certificates representing shares of ILCO Common Stock for 240 days after the Effective Time shall be delivered to FIC, upon demand, and any holders of shares of ILCO Common Stock who have not theretofore complied with this Article I shall thereafter look only to FIC and only as general creditors thereof for payment of their claims for any Merger Consideration and any dividends or distributions with respect to FIC Common Stock to which they are entitled pursuant to this Article I.

     (h) No Liability. Neither the Surviving Corporation nor the Paying Agent shall be liable to any person in respect of any cash, shares, dividends or distributions payable from the Payment Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificates representing shares of ILCO Common Stock shall not have been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any
Governmental Entity (as defined in Section 2.3)), any such cash, shares, dividends or distributions payable in respect of such certificate shall, to the extent permitted by applicable law, become the property of Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

     (i) Withholding of Tax. FIC shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any former holder of ILCO Common Stock such amount as FIC (or any affiliate thereof) or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code or state, local or foreign Tax law. To the extent that amounts are so withheld by FIC, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of ILCO Common Stock in respect of which such deduction and withholding was made by FIC.

                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF ILCO

     ILCO hereby represents and warrants to FIC and Merger Sub as follows:

     2.1 Organization, Standing and Corporate Power. Each of ILCO and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate power and authority to carry on its business as now being conducted. Each of ILCO and its subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, properties, results of operations, or condition (financial or otherwise) of ILCO and its subsidiaries, considered as a whole (an "ILCO Material Adverse Effect"). ILCO has delivered or made available to FIC true, correct and complete copies of its Articles of Incorporation and Bylaws, as amended to the date of this Agreement. For purposes of this Agreement, a "subsidiary" of any person shall mean any other entity at least a majority of the equity interests in which is beneficially owned, directly or indirectly, by the specified person.

     2.2 Capital Structure. (a) The authorized capital stock of ILCO consists of
(i)  15,000,000  shares  of ILCO  Common  Stock  and (ii)  30,000,000  shares of preferred stock, par value $1.00 per share, of which 5,000,000 shares are designated as series A preferred stock and 15,000,000 shares are designated as series B preferred stock. At the close of business on January 15, 2001, none of such shares of preferred stock are issued and outstanding, 5,000,000 of such shares of series A preferred stock and 15,000,000 of such shares of series B preferred stock are held as treasury shares by ILCO or a subsidiary of ILCO, 8,127,071 shares of ILCO Common Stock were issued and outstanding, 388,000 shares of ILCO Common Stock were reserved for issuance pursuant to options to purchase ILCO Common Stock ("ILCO Stock Options") which have been granted pursuant to the ILCO 1999 Employee Stock Option Plan (the "ILCO Stock Option Plan"), and 2,732,407 shares of ILCO Common Stock were held as treasury shares by ILCO or a subsidiary of ILCO. Except as set forth above, at the close of business on January 15, 2001, no shares of capital stock or other equity securities of ILCO were authorized, issued, reserved for issuance or outstanding. All outstanding shares of ILCO Common Stock are, and all shares which may be issued pursuant to the ILCO Stock Option Plan, or upon the exercise of outstanding ILCO Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. No bonds, debentures, notes or other indebtedness of ILCO or any subsidiary of ILCO having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the shareholders of ILCO or any subsidiary of ILCO may vote are issued or outstanding.

All the outstanding shares of capital stock or other equity interests of each subsidiary of ILCO have been validly issued and are fully paid and nonassessable and are owned by ILCO, by one or more wholly-owned subsidiaries of ILCO or by ILCO and one or more such wholly-owned subsidiaries, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"). Except as set forth above, neither ILCO nor any subsidiary of ILCO has any outstanding option, warrant, subscription or other right, agreement or commitment that either (i) obligates ILCO or any subsidiary of ILCO to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of ILCO or any subsidiary of ILCO or (ii) restricts the transfer of ILCO Common Stock. Since the close of business on January 15, 2001, neither ILCO nor any subsidiary of ILCO has issued any capital stock or securities or other rights convertible into or exercisable or exchangeable for shares of such capital stock, other than shares of ILCO Common Stock issued upon the exercise of ILCO Stock Options outstanding on January 15, 2001.

     (b) ILCO has good and marketable title to all of the issued and outstanding shares of capital stock of each of its subsidiaries, in each case free and clear of all Liens, and ILCO has no independent assets, operations or liabilities other than the ownership of the capital stock of its subsidiaries. InterContinental Growth Plans, Inc. has good and marketable title to all of the outstanding capital stock of InterContinental Life Agency, Inc., free and clear of all Liens.

     2.3 Authority; Noncontravention. ILCO has the requisite corporate power and authority to enter into this Agreement and, subject to the approval of its shareholders as set forth in Section 5.2(a) with respect to the approval of this Agreement (the "ILCO Shareholders Approval"), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by ILCO and the consummation by ILCO of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of ILCO, subject, in the case of the Merger, to the ILCO Shareholders Approval. This Agreement has been duly executed and delivered by ILCO and, assuming this Agreement constitutes the valid and binding agreement of FIC and Merger Sub, constitutes a valid and binding obligation of ILCO, enforceable against it in accordance with its terms except that the enforcement thereof may be limited by
(a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the Articles of Incorporation or Bylaws of ILCO or the comparable documents of any of its subsidiaries, (ii) except as set forth in the ILCO Disclosure Letter and subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which ILCO or any of its subsidiaries is a party or by which ILCO or any of its subsidiaries or any of their assets is bound or affected, (iii) result in an obligation by ILCO, the Surviving Corporation, FIC, or any of their respective subsidiaries to redeem, repurchase or retire (or offer to redeem, repurchase or retire) any indebtedness of ILCO or any of its subsidiaries outstanding as of the date hereof or equity security of ILCO or any of its subsidiaries outstanding as of the date hereof, or (iv) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, except, in the cases of the foregoing clauses (ii) through (iv), for conflicts, breaches, defaults or other consequences (collectively, "breaches") that, individually or in the aggregate, could not reasonably be expected to have an ILCO Material Adverse Effect or to materially hinder ILCO's ability to consummate the transactions contemplated by this Agreement. No consent, approval or authorization of, or declaration or filing with, or notice to, any governmental agency or regulatory authority (a "Governmental Entity") which has not been received or made, is required by or with respect to ILCO or any of its subsidiaries in connection with the execution and delivery of this Agreement by ILCO or the consummation by ILCO of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with respect to the Merger and the termination or earlier expiration of the applicable waiting period thereunder,
(ii) the filing of appropriate documents with, and, to the extent necessary, approval of, the respective Commissioners of Insurance of the States of Washington and Indiana and such notices and consents as may be required under the insurance laws of any jurisdiction in which ILCO, FIC or any of their respective subsidiaries is domiciled or does business, (iii) the Joint Proxy Statement/Prospectus to be filed with the SEC by ILCO relating to ILCO Shareholders Approval, (iv) the filing of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (v) the filing of the articles of merger with the Texas Secretary of State and appropriate documents with the relevant authorities of other states in which ILCO is qualified to do business, (vi) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the other transactions contemplated by this Agreement, and (vii) such filings as may be required in connection with statutory provisions and regulations relating to real property transfer gains Taxes and real property transfer Taxes.

     2.4 ILCO SEC Documents; Financial Statements. (a) Since January 1, 1997, ILCO and its subsidiaries have filed with the Securities and Exchange Commission ("SEC") all forms, reports, schedules, statements and other documents required to be filed by it with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (any such documents filed prior to the date hereof being collectively referred to as the "ILCO SEC Documents"). The ILCO SEC Documents, including the financial statements or schedules included therein, at the time filed, or in the case of registration statements on their respective effective dates, (i) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and
(ii) did not at the time filed (or in the case of registration statements, at the time of effectiveness), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the ILCO SEC Documents (the "Financial Statements"), (i) have been prepared from and are in accordance with, the books and records of ILCO and its subsidiaries,

(ii)complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto,
(iii) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") during the periods involved and (iv) fairly present the consolidated financial position and the consolidated results of operations and cash flows of ILCO and its subsidiaries as of the times and for the periods referred to therein, except that any such Financial Statements that are unaudited, interim financial statements are subject to normal and recurring year-end adjustments.

     (b) ILCO has previously delivered or made available to FIC, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for each of the three fiscal years ended December 31, 1999, 1998 and 1997, (ii) all definitive proxy statements relating to ILCO's meetings of shareholders (whether annual or special) held since January 1, 1997 and (iii) all other reports or registration statements filed by ILCO with the SEC since January 1, 1997.

     2.5 Absence of Certain Changes or Events. Except as disclosed in the ILCO SEC Documents or as disclosed in writing by ILCO to FIC in a disclosure letter (the "ILCO Disclosure Letter"), or as otherwise agreed to in writing after the date hereof by FIC, or as expressly permitted by this Agreement, since December 31, 1999, ILCO and its subsidiaries have conducted their business only in the ordinary course, and there has not been (a) any change which could reasonably be expected to have an ILCO Material Adverse Effect (including as a result of the consummation of the transactions contemplated by this Agreement), (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of ILCO's outstanding capital stock, (c) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (d) (i) any granting by ILCO or any of its subsidiaries to any director, officer or other employee or independent contractor of ILCO or any of its subsidiaries of any increase in compensation or acceleration of benefits, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect on December 31, 1999, (ii) any granting by ILCO or any of its subsidiaries to any director, officer or other employee or independent contractor of any increase in, or acceleration of benefits in respect of, severance or termination pay, or pay in connection with any change of control of ILCO, except in the ordinary course of business consistent with prior practice or as was required under any employment, severance or termination agreements in effect on December 31, 1999, or (iii) any entry by ILCO or any of its subsidiaries into any employment, severance, change of control, or termination or similar agreement with any director, executive officer or other employee or independent contractor other than in the ordinary course of business consistent with past practices, or (e) any change in accounting methods, principles or practices by ILCO or any of its subsidiaries materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP.

     2.6 No Extraordinary Payments or Change in Benefits. Except as set forth in the ILCO Disclosure Letter, no current or former director, officer, employee or independent contractor of ILCO or any of its subsidiaries is entitled to receive any payment under any agreement, arrangement or policy (written or oral) relating to employment, severance, change of control, termination, stock options, stock purchases, compensation, deferred compensation, fringe benefits or other employee benefits currently in effect (collectively, the "ILCO Benefit Plans"), nor will any benefit received or to be received by any current or former director, officer, employee or independent contractor of ILCO or any of its subsidiaries under any ILCO Benefit Plan be accelerated or modified, as a result of or in connection with the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement.

     2.7 Voting Requirements. The affirmative vote of at least two-thirds of the outstanding shares of ILCO Common Stock entitled to vote with respect to the approval of the Merger is the only vote of the holders of any class or series of ILCO's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

     2.8 State Takeover Statutes. No state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated by this Agreement and no provision of the Articles of Incorporation, Bylaws or other governing instrument of ILCO or any of its subsidiaries would, directly or indirectly, restrict or impair the ability of ILCO to consummate the transactions contemplated by this Agreement.

     2.9 Brokers. Except as set forth in the ILCO Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of ILCO. A true, correct and complete copy of the engagement letter of P.W. Mattingly & Co. Inc. has been provided to FIC.

     2.10 Compliance with Applicable Laws. Each of ILCO and its subsidiaries has in effect all federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights (collectively, "Permits") necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, other than such Permits the absence of which could not, individually or in the aggregate, reasonably be expected to have an ILCO Material Adverse Effect, and there has occurred no default under any such Permit other than such defaults which, individually or in the aggregate, could not reasonably be expected to have an ILCO Material Adverse Effect. ILCO and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules orders and regulations of any Governmental Entity, including without limitation, all applicable federal, state and local statutes and regulations regulating the business and products of insurance, except for such noncompliance which individually or in the aggregate could not reasonably be expected to have an ILCO Material Adverse Effect.

     2.11 Absence of Undisclosed Liabilities. Except for liabilities disclosed in the ILCO SEC Documents, liabilities contemplated by this Agreement and liabilities set forth in the ILCO Disclosure Letter, ILCO and its subsidiaries do not have any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise) (a) required by GAAP to be reflected on a consolidated balance sheet of ILCO and its consolidated subsidiaries or in the notes, exhibits or schedules thereto or (b) which reasonably could be expected to have an ILCO Material Adverse Effect.

     2.12 Litigation. Except as disclosed in the ILCO SEC Documents or as set forth in the ILCO Disclosure Letter, as of the date hereof, there is no litigation, administrative action, arbitration or other proceeding pending against ILCO or any of its subsidiaries or, to the knowledge of ILCO, threatened that, individually or in the aggregate, could reasonably be expected to (a) have an ILCO Material Adverse Effect or (b) prevent, or significantly delay the consummation of the transactions contemplated by this Agreement. Except as set forth in the ILCO Disclosure Letter, as of the date hereof, there is no judgment, order, injunction or decree of any Governmental Entity outstanding against ILCO or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have any effect referred to in the foregoing clauses (a) and (b) of this Section 2.12.

     2.13 Transactions with Affiliates. Other than the transactions contemplated by this Agreement, or except to the extent disclosed in the ILCO SEC Documents or as set forth in the ILCO Disclosure Letter, there have been no transactions, agreements, arrangements or understandings between ILCO or its subsidiaries, on the one hand, and ILCO's affiliates (other than subsidiaries of ILCO) or any other person, on the other hand, that would be required to be disclosed under
Item 404 of Regulation S-K under the Securities Act.

     2.14 Labor Matters. Except as set forth in the ILCO SEC Documents or in the ILCO Disclosure Letter, (a) neither ILCO nor any of its subsidiaries is a party to any labor or collective bargaining agreement, and no employees of ILCO or any of its subsidiaries are represented by any labor organization, (b) to the knowledge of ILCO, there are no material representation or certification proceedings, or petitions seeking a representation proceeding, pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority and (c) to the knowledge of ILCO, there are no material organizing activities involving ILCO or any of its subsidiaries with respect to any group of employees of ILCO or its subsidiaries.

     2.15 Employee Arrangements and Benefit Plans. (a) ILCO has previously delivered or made available to FIC (i) all ILCO Benefit Plans, including all employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (ii) all written employment, severance, termination, change-of-control, or indemnification agreements (collectively, the "Employment Arrangements"), in each case under which ILCO or any of its subsidiaries has any obligation or liability (contingent or otherwise), except for any Employment Arrangement which provides for annual compensation (excluding benefits) of $100,000 or less. Except as set forth in the ILCO SEC Documents or in the ILCO Disclosure Letter and except as could not, individually or in the aggregate, reasonably be expected to have an ILCO Material Adverse Effect: (A) each ILCO Benefit Plan has been administered and is in compliance with the terms of such plan and all applicable laws, rules and regulations, (B) no "reportable event" (as such term is used in section 4043 of ERISA) (other than those events for which the 30 day notice has been waived pursuant to the regulations), "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any ILCO Benefit Plan and

(C)each ILCO Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination from the United States Internal Revenue Service ("IRS") regarding its qualified status, or remedial amendment period under Section 401(b) of the Code will not have expired prior to the Closing
Date, and no notice has been received from the IRS with respect to the revocation of such qualification.

     (b) As of the date hereof, there is no litigation or administrative or other proceeding involving any ILCO Benefit Plan or Employment Arrangement nor has ILCO or any of its subsidiaries received written notice that any such proceeding is threatened, in each case where an adverse determination could reasonably be expected to have an ILCO Material Adverse Effect. Except as set forth in the ILCO Disclosure Letter, neither ILCO nor any of its subsidiaries has contributed to any "multiemployer plan" (within the meaning of section 3(37) of ERISA) and neither ILCO nor any of its subsidiaries has incurred, nor is reasonably likely to incur, any withdrawal liability under Section 4201 of ERISA which remains unsatisfied in an amount which could reasonably be expected to have an ILCO Material Adverse Effect. The termination of, or withdrawal from, any ILCO Benefit Plan or multiemployer plan to which ILCO or its subsidiaries contributes, on or prior to the Closing Date, will not subject ILCO or any of its subsidiaries to any liability under Title IV of ERISA that could reasonably be expected to have an ILCO Material Adverse Effect.

     2.16 Tax Matters. ILCO and each of its subsidiaries have timely filed (or been included in a consolidated, combined or unitary Tax Return that has been timely filed) with the appropriate Governmental Entities all material Tax Returns (as defined below) required to be filed through the date hereof and will timely file any such material Tax Returns required to be filed on or prior to the Closing Date (except those under valid extension) and all such Tax Returns are and will be true and correct in all material respects.

     (b) all material Taxes (as defined below) of ILCO and each of its subsidiaries have been or will be timely paid or adequately reserved for in accordance with GAAP in the Financial Statements.

     (c) ILCO and its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the withholding of Taxes.

     (d) Except as set forth in the ILCO Disclosure Letter:

          (i) no material deficiencies for any Taxes have been proposed, asserted or assessed against ILCO or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of ILCO and its subsidiaries, and no material issues relating to Taxes have been raised in writing by any Governmental Entity during any presently pending audit or examination;


          (ii) ILCO and its subsidiaries are not now subject to audit by any Governmental Entity and no waivers of statutes of limitation with respect to the Tax Returns have been given by or requested in writing from ILCO or any of its subsidiaries;

          (iii) there are no material Liens for Taxes (other than for Taxes not yet due and payable) on any assets of ILCO or any of its subsidiaries;


          (iv) neither ILCO nor any of its subsidiaries is a party to or bound by (nor will any of them become a party to or bound by) any Tax indemnity, Tax sharing, Tax allocation, or similar agreement, arrangement or practice with respect to Taxes, except among themselves;

          (v) neither ILCO nor any of its subsidiaries has ever been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, other than the affiliated group of which ILCO is the common parent;

          (vi) neither ILCO nor any of its subsidiaries has agreed to make, nor is any required to make, any adjustment under Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method or otherwise;

          (vii) neither ILCO nor any of its subsidiaries has received a Tax ruling from any Governmental Entity, or entered into a closing agreement with any Governmental Entity, that would have a continuing material effect after the Closing Date; and

          (viii) neither ILCO nor any of its subsidiaries is a party to any contract, agreement or other arrangement which would result in the payment of amounts that could be nondeductible by reason of Sections 280G or 162(m) of the Code.

     (e) No portion of either ILCO or any of its subsidiaries is or has ever been, a "taxable mortgage pool" as defined in Section 7701(i) of the Code.

     (f) For the taxable period ending on the Closing Date and for all prior taxable periods for which the statute of limitations has not expired, Investors-NA and Investors-IN (i) qualifies (and qualified) as an "insurance company" within the meaning of Treasury Regulation Section 1.801-3(a) (under former Section 801 of the Code) and as a life insurance company" within the meaning of Section 816(a) of the Code, and (ii) are (and were) subject to taxation under Subchapter L of the Code.

     (g) The insurance reserves and unearned premiums with respect to ILCO and each of its subsidiaries set forth in all their federal Tax Returns as to which the statute of limitations has not expired were determined in all material respects in accordance with Section 807 of the Code.

     (h) The unpaid losses with respect to ILCO and each of its subsidiaries set forth in all of their federal Tax Returns as to which the statute of limitations has not expired were based upon reasonable estimations and were discounted in all material respects in accordance with Section 846 of the Code.

     (i) Each life insurance policy and annuity contract issued, sold or administered by ILCO or any of its subsidiaries, at all relevant times, satisfied, and does satisfy, the requirements of, and/or has qualified, and does qualify, under, Sections 72, 264, 401(a),403(a), 403(b), 817, 7702, 7702A of the
Code and the Treasury Regulations thereunder, as applicable, except to the extent that failures to satisfy or qualify in the aggregate, were such failures tripled, would not result in any ILCO Material Adverse Effect.

     (j) ILCO has not constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

     (k) Neither ILCO nor any of its subsidiaries knows of any fact, plan or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     As used in this Agreement, "Tax Return" shall mean any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof. As used in this Agreement, "Taxes" shall mean taxes of any kind, including but not limited to those measured by or referred to as income, franchise, gross receipts, sales, use, ad valorem, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Governmental Entity, domestic or foreign and shall include any transferee or successor liability in respect of Taxes (whether by contract or otherwise) and any several liability in respect of any Tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group.

     2.17 Intellectual Property. Except as set forth in the ILCO Disclosure Letter and except to the extent of any inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) which, individually or in the aggregate, could not reasonably be expected to have an ILCO Material Adverse
Effect: (a) ILCO and each of its subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted; (b) the use of any Intellectual Property by ILCO and its subsidiaries does not infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which ILCO or any subsidiary acquired the right to use any Intellectual Property; (c) to the knowledge of ILCO, no person is challenging, infringing on or otherwise violating any right of ILCO or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to ILCO or its subsidiaries; and

(d) neither ILCO nor any of its subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by ILCO and its subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by ILCO or its subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.


     For purposes of this Agreement, "Intellectual Property" shall mean trademarks, service marks, brand names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action arising out of or relating to any infringement or misappropriation of any of the foregoing.

     2.18 Environmental Matters. Except as disclosed in the ILCO SEC Documents or as set forth in the ILCO Disclosure Letter and except as could not reasonably be expected to have an ILCO Material Adverse Effect: (a) the operations of ILCO and its subsidiaries have been and are in compliance with all Environmental Laws (as defined below) and with all Permits required by Environmental Laws, (b) there are no pending or, to the knowledge of ILCO, threatened, actions, suits, claims, investigations or other proceedings (collectively, "Actions") under or pursuant to Environmental Laws against ILCO or its subsidiaries or involving any real property currently or, to the knowledge of ILCO, formerly owned, operated or leased by ILCO or its subsidiaries, (c) ILCO and its subsidiaries are not subject to any Environmental Liabilities (as defined below), and, to the knowledge of ILCO, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the knowledge of ILCO, formerly owned, operated or leased by ILCO or its subsidiaries or operations thereon that could reasonably be expected to result in Environmental Liabilities, (d) all real property owned and, to the knowledge of ILCO, all real property operated or leased by ILCO or its subsidiaries is free of contamination from Hazardous Material (as defined below) and (e) there is not now, nor, to the knowledge of ILCO, has there been in the past, on, in or under any real property owned, leased or operated by ILCO or any of its predecessors (i) any underground storage tanks, above- ground storage tanks, dikes or impoundments containing Hazardous Materials, (ii) any asbestos-
containing materials, (iii) any polychlorinated biphenyls, or (iv) any radioactive substances.

     As used in this Agreement, "Environmental Laws" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decisions, injunctions, orders, decrees, requirements of any Governmental Entity, any and all common law requirements, rules and bases of liability regulating, relating to or imposing liability or standards of conduct concerning pollution, Hazardous Materials or protection of human health or the environment, as currently in effect and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Hazardous Materials Transportation Act 49 U.S.C. 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., the Clean Water Act, 33 U.S.C. 1251 et seq., the Clean Air Act, 33 U.S.C. 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C., 136 et seq., and the Oil Pollution Act of 1990, 33 U.S.C. 2701 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes. As used in this Agreement, "Environmental Liabilities" with respect to any person means any and all liabilities of or relating to such person or any of its subsidiaries (including any entity which is, in whole or in part, a predecessor of such person or any of such subsidiaries), whether vested or unvested, contingent or fixed, actual or potential, known or unknown, which (i) arise under or relate to matters covered by Environmental Laws and (ii) relate to actions occurring or conditions existing on or prior to the Closing Date. As used in this Agreement, "Hazardous Materials" means any hazardous or toxic substances, materials or wastes, defined, listed, classified or regulated as such in or under any Environmental Laws which includes, but is not limited to, petroleum, petroleum products, friable asbestos, urea formaldehyde and polychlorinated biphenyls.

     2.19 Material Contracts. (a) Except as set forth in the ILCO Disclosure Letter, all contracts and agreements of ILCO and its subsidiaries that are required to be described in the ILCO SEC Documents or to be filed as exhibits thereto are described in the ILCO SEC Documents or filed as exhibits thereto ("Material Contracts"), respectively, and are in full force and effect and, upon consummation of the transactions contemplated hereby, shall continue in full force and effect without penalty, acceleration, termination, repurchase right or other adverse consequence. ILCO has previously delivered or made available to FIC, true, correct and complete copies of all such Material Contracts. Neither ILCO nor any of its subsidiaries, nor to the knowledge of ILCO, any other party is in breach of or in default under any such Material Contract and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by ILCO or, to the knowledge of ILCO, any other party thereto, in any such case in which such default or event could reasonably be expected to have an ILCO Material Adverse Effect. Neither ILCO nor any subsidiary of ILCO has received any written notice (or to the knowledge of ILCO any other notice) of default or termination under any Material Contract, and to the knowledge of ILCO, there exists no basis for any assertion of a right of default or termination under such Material Contracts.

     2.20 Tangible Property. All of the assets of ILCO and its subsidiaries are in good operating condition, reasonable wear and tear excepted, and usable in the ordinary course of business, except where the failure to be in such condition or so usable could not, individually or in the aggregate, reasonably be expected to have an ILCO Material Adverse Effect.

     2.21 Fairness Opinion. The special committee of ILCO's Board of Directors (the "ILCO Special Committee") has received an opinion of P.W. Mattingly & Co. Inc., financial advisor to the ILCO Special Committee, (the "ILCO Fairness Opinion"), to the effect that the Merger is fair, from a financial point of view, to the shareholders of ILCO.

     2.22 Insurance Business.

     (a) Except as otherwise could not, individually or in the aggregate, reasonably be expected to have an ILCO Material Adverse Effect, all policies, binders, slips, certificates, guaranteed insurance contracts, annuity contracts and participation agreements and other agreements of insurance, whether
individual  or  group,   in  effect  as  of  the  date  hereof   (including  all
applications, supplements, endorsements, riders and ancillary agreements in connection therewith) that are issued by Investors Life Company of North America ("Investors-NA") and Investors Life Insurance Company of Indiana ("Investors-IN" and, collectively with Investors- NA, the "ILCO Insurance Companies") or any predecessor of the ILCO Insurance Companies, and any and all marketing materials, are, to the extent required under applicable law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms and marketing materials comply in all material respects with the insurance statutes, regulations and rules applicable thereto.

     (b)  ILCO  has  delivered  or made  available  to FIC a true,  correct  and complete copy of all actuarial reports prepared by ILCO's actuaries, and any actuarial reports prepared by other actuaries, independent or otherwise, with respect to any ILCO Insurance Company since January 1, 1998, and all attachments, addenda, supplements and modifications thereto (the "ILCO Actuarial Analyses"). To the knowledge of ILCO, the information and data furnished by ILCO or any ILCO Insurance Company to its independent actuaries in connection with the preparation of the ILCO Actuarial Analyses were accurate in all material respects. Furthermore, each ILCO Actuarial Analysis was based upon an accurate inventory of policies in force for the ILCO Insurance Companies, at the relevant time of preparation, was prepared using appropriate modeling procedures accurately applied and in conformity with generally accepted actuarial standards consistently applied, and the projections contained therein were properly prepared in accordance with the assumptions stated therein.

     (c) To the knowledge of ILCO, except as set forth in the ILCO Disclosure Letter or as reserved for or disclosed in the ILCO SEC Documents, or as could not, individually or in the aggregate, reasonably be expected to have an ILCO Material Adverse Effect, all amounts recoverable under reinsurance, coinsurance or other similar contracts to which any ILCO Insurance Company is a party (including, but not limited to, amounts based on paid and unpaid losses) are fully collectible.

     (d) ILCO has delivered or made available to FIC true, correct and complete copies of all analyses, reports and other data prepared by ILCO or any ILCO Insurance Company or submitted by ILCO or any ILCO Insurance Company to any insurance regulatory authority or received by ILCO or any ILCO Insurance Company relating to risk-based capital calculations or IRIS ratios of the years ended December 31, 1999 and 1998.

     (e) ILCO has delivered or made available to FIC a true, correct and complete list on a per risk and aggregate basis of the maximum underlying retentions (net of all reinsurance maintained) on all insurance and reinsurance policies written or entered into by any ILCO Insurance Company since December 31, 1999.

     (f) Except as could not, individually or in the aggregate, reasonably be expected to have an ILCO Material Adverse Effect, all annuity contracts and life insurance policies issued by an ILCO Insurance Company meet all definitional or other requirements for qualification under the Code section applicable (or intended to be applicable) to such annuity contracts or life insurance policies.

     (g) Except as set forth the ILCO Disclosure Letter, there are no material "hold harmless" indemnification agreements respecting the Tax qualification or treatment of any product or plan sold, issued, entered into or administered by the ILCO Insurance Companies, and there have been no claims asserted by any person under such "hold harmless" indemnification agreements.

     2.23 Liabilities and Reserves.

     (a) Except as set forth in the ILCO Disclosure Letter, the reserves carried on the books of each ILCO Insurance Company for future insurance policy benefits, losses, claims and similar purposes were, as of the respective dates of such ILCO financial statements required to be submitted to the appropriate regulatory authorities of the jurisdictions in which the ILCO Insurance Companies are domiciled on forms prescribed or permitted by such authority in compliance in all material respects with the requirements for reserves established by the insurance departments of the state of domicile of such ILCO Insurance Company, were determined in all material respects in accordance with generally accepted actuarial standards consistently applied, and were fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles. ILCO has delivered or made available to FIC true, correct and complete copies of the Annual Statements delivered to the insurance department of the domiciliary state of each ILCO Insurance Company for the years ended December 31, 1999 and 1998. ILCO has delivered or made available to FIC copies of all work papers used as the basis for establishing the reserves for the ILCO Insurance Companies at December 31, 1999 and December 31, 1998, respectively, as well as all reports with respect to the adequacy of such reserves.

     (b) Except for regular periodic assessments in the ordinary course of business or as reserved for or disclosed in the ILCO SEC Documents, no claim or assessment is pending nor, to the knowledge of ILCO, threatened against any ILCO Insurance Company by any state insurance guaranty associations in connection with such association's fund relating to insolvent insurers which if determined adversely, could, individually or in the aggregate, reasonably be expected to have an ILCO Material Adverse Effect.

     2.24 ILCO Broker/Dealers.

     (a) ILCO operates its broker/dealer operations exclusively through ILG Securities Corporation (the "ILCO Broker/Dealer"). The ILCO Broker/Dealer is registered as a broker-dealer with the SEC and has been since January 1, 1997 in full compliance with all applicable laws, except for any failures to register or comply which could not, individually or in the aggregate, reasonably be expected to have an ILCO Material Adverse Effect. The ILCO Broker/Dealer is a member organization in good standing of the National Association of Securities Dealers, Inc. except such failures to be in good standing which could not, individually or in the aggregate, reasonably be expected to have an ILCO Material Adverse Effect.

     (b) Except as could not, individually or in the aggregate, reasonably be expected to have an ILCO Material Adverse Effect, the ILCO Broker/Dealer is not, nor is any "associated person" of it, subject to a "statutory disqualification" (as such terms are defined in the Exchange Act) or subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of the ILCO Broker Dealer as broker-dealer under Section 15, Section 15B or Section 15C of the Exchange Act and, to ILCO's knowledge, there are no proceedings or investigations pending by any Governmental Entity or self-regulatory organization that is reasonably likely to result in any such censure, limitations, suspension or revocation.

     (c) Except as could not, individually or in the aggregate, reasonably be expected to have an ILCO Material Adverse Effect, since its inception, the ILCO Broker/Dealer has had net capital (as such term is defined in Rule 15c3-1 under the Exchange Act) that satisfies the minimum net capital requirements of the Exchange Act.

                                  ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF FIC

     FIC represents and warrants to ILCO as follows:

     3.1 Organization, Standing and Corporate Power. Each of FIC and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted. Each of FIC and its subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the business, properties, results of operations, or condition (financial or otherwise) of FIC and its subsidiaries, considered as a whole (an "FIC Material Adverse Effect"). FIC has previously delivered or made available to ILCO true, correct and complete copies of its Articles of Incorporation and Bylaws, as amended to the date of this Agreement.

     3.2 Capital Structure. The authorized capital stock of FIC consists of 10,000,000 shares of FIC Common Stock. At the close of business on January 15, 2001, 5,054,661 shares of FIC Common Stock were issued and outstanding, 500,411 shares of FIC Common Stock were reserved for issuance pursuant to outstanding options or warrants to purchase FIC Common Stock which have been granted to Investors-NA ("FIC Stock Options"), and 790,639 shares of FIC Common Stock were held as treasury shares by FIC or a subsidiary of FIC. Except as set forth above, at the close of business on January 15, 2001, no shares of capital stock or other equity securities of FIC were authorized, issued, reserved for issuance or outstanding. All outstanding shares of capital stock of FIC are, and all shares which may be issued pursuant to FIC's stock option plans, as amended to the date hereof, or upon the exercise of outstanding FIC Stock Options will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. No bonds, debentures, notes or other indebtedness of FIC or any subsidiary of FIC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the shareholders of FIC or any subsidiary of FIC may vote are issued or outstanding. All the outstanding shares of capital stock of each subsidiary of FIC have been validly issued and are fully paid and nonassessable and are owned by FIC, by one or more wholly-owned subsidiaries of FIC or by FIC and one or more such wholly-owned subsidiaries, free and clear of all Liens, except for Liens that, individually or in the aggregate, could not reasonably be expected to have an FIC Material Adverse Effect. Except as set forth above, neither FIC nor any subsidiary of FIC has any outstanding option, warrant, subscription or other right, agreement or commitment that either (i) obligates FIC or any subsidiary of FIC to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of FIC or any of its subsidiaries or (ii) restricts the transfer of FIC Common Stock. Since the close of business on January 15, 2001, neither FIC nor any subsidiary of FIC has issued any capital stock or securities or other rights convertible into or exercisable or exchangeable for shares of such capital stock, other than shares of FIC Common Stock issued upon the exercise of FIC Stock Options outstanding on January 15, 2001.

     (b) FIC has good and marketable title to all of the issued and outstanding shares of capital stock of each of its subsidiaries, in each case free and clear of all Liens, and FIC has no independent assets, operations or liabilities other than the ownership of the capital stock of its subsidiaries.

     3.3 Authority; Noncontravention. FIC has the requisite corporate power and authority to enter into this Agreement and, subject to the approval of its shareholders as set forth in Section 5.2(b) with respect to the approval of (i) the issuance of shares of FIC Common Stock contemplated by this Agreement and
(ii) the Charter Amendment (the "FIC Shareholders Approval"), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by FIC and the consummation by FIC of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of FIC, subject, in the case of the issuance of shares of FIC Common Stock in the Merger and the Charter Amendment, to the FIC Shareholders Approval. This Agreement has been duly executed and delivered by FIC and, assuming this Agreement constitutes the valid and binding agreement of ILCO, constitutes a valid and binding obligation of FIC, enforceable against it in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, (i) conflict with any of the provisions of the Articles of Incorporation or Bylaws of FIC or the comparable documents of any subsidiary of FIC, (ii) except as set forth in the FIC Disclosure Letter (as defined below in Section 3.5 hereof) and subject to the governmental filings and other matters referred to in the following sentence, conflict with, result in a breach of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or require the consent of any person under, any indenture or other agreement, permit, concession, franchise, license or similar instrument or undertaking to which FIC or any of its subsidiaries is a party or by which FIC or any of its subsidiaries or any of their assets is bound or affected, (iii) result in an obligation by FIC or any of its subsidiaries to redeem, repurchase or retire (or offer to redeem, repurchase or retire) any indebtedness of FIC or any of its subsidiaries outstanding as of the date hereof or equity security of FIC or any of its subsidiaries outstanding as of the date hereof, or (iv) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, except, in the cases of the foregoing clauses (ii) through (iv), for breaches that, individually or in the aggregate, could not reasonably be expected to have an FIC Material Adverse Effect or to materially hinder FIC's ability to consummate the transactions contemplated by this Agreement. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made, is required by or with respect to FIC or any of its subsidiaries in connection with the execution and delivery of this Agreement by FIC or the consummation by FIC of the transactions contemplated hereby, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger and the termination or earlier expiration of the applicable waiting period thereunder, (ii) the filing of appropriate documents with, and, to the extent necessary, approval of, the respective Commissioners of Insurance of the States of Washington and Indiana and such notices and consents as may be required under the insurance laws of any jurisdiction in which ILCO, FIC or any of their respective subsidiaries is domiciled or does business, (iii) the filing of a registration statement under the Securities Act and any other filings required by any state blue sky laws with respect to the issuance of shares of FIC Common Stock in the Merger, (iv) the Joint Proxy Statement/Prospectus (as defined in Section 5.1(a)) to be filed with the SEC by FIC relating to the FIC Shareholders Approval, (v) any filing required by the Nasdaq Stock Market with respect to the issuance of shares of FIC Common Stock in the Merger and upon exercise of Assumed Stock Options (as defined in Section 6.3(a)), (vi) the filing of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (vii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or the other transactions contemplated by this Agreement, and (viii) such filings as may be required in connection with statutory provisions and regulations relating to real property transfer gains Taxes and real property transfer Taxes.

     3.4 FIC SEC Documents. (a) Since January 1, 1997, FIC and its subsidiaries have filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it with the SEC pursuant to the Securities Act and the Exchange Act (any such documents filed prior to the date hereof being collectively referred to as the "FIC SEC Documents"). The FIC SEC Documents, including the financial statements or schedules included therein, at the time filed, or in the case of registration statements on their respective effective dates, (i) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and (ii) did not at the time filed (or in the case of registration statements, at the time of effectiveness), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the FIC SEC Documents (the "FIC Financial Statements"), (i) have been prepared from and are in accordance with, the books and records of FIC and its subsidiaries, (ii) complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iii) have been prepared in accordance with GAAP during the periods involved and (iv) fairly present the consolidated financial position and the consolidated results of operations and cash flows of FIC and its subsidiaries as of the times and for the periods referred to therein, except that any such FIC Financial Statements that are unaudited, interim financial statements are subject to normal and recurring year-end adjustments.

     (b) FIC has previously delivered or made available to ILCO, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for each of the three fiscal years ended December 31, 1999, 1998 and 1997, (ii) all definitive proxy statements relating to FIC's meetings of shareholders (whether annual or special) held since January 1, 1997 and (iii) all other reports or registration statements filed by FIC with the SEC since January 1, 1997.

     3.5 Absence of Certain Changes or Events. Except as disclosed in the FIC SEC Documents or as disclosed in writing by FIC to ILCO in a disclosure letter (the "FIC Disclosure Letter"), or as otherwise agreed to in writing after the date hereof by ILCO, or as expressly permitted by this Agreement, since December 31, 1999, FIC and its subsidiaries have conducted their business only in the ordinary course, and there has not been (a) any change which could reasonably be expected to have an FIC Material Adverse Effect (including as a result of the consummation of the transactions contemplated by this Agreement), (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of FIC's currently outstanding capital stock, (c) any split, combination or reclassification of any of its outstanding capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (d) (i) any granting by FIC or any of its subsidiaries to any director, officer or other employee or independent contractor of FIC or any of its subsidiaries of any increase in compensation or acceleration of benefits, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect on December 31, 1999, (ii) any granting by FIC or any of its subsidiaries to any director, officer or other employee or independent contractor of any increase in, or acceleration of benefits in respect of, severance or termination pay, or pay in connection with any change of control of FIC, except in the ordinary course of business consistent with prior practice or as was required under any employment, severance or termination agreements in effect on December 31, 1999 or (iii) any entry by FIC or any of its subsidiaries into any employment, severance, change of control, or termination or similar agreement with any director, executive officer or other employee or independent contractor other than in the ordinary course of business consistent with past practices, or (e) any change in accounting methods, principles or practices by FIC or any of its subsidiaries materially affecting its assets, liabilities or business, except insofar as may have been required by a change in GAAP.

     3.6 No Extraordinary Payments or Change in Benefits. Except as disclosed in the FIC Disclosure Letter, no current or former director, officer, employee or independent contractor of FIC or any of its subsidiaries is entitled to receive any payment under any agreement, arrangement or policy (written or oral) relating to employment, severance, change of control, termination, stock options, stock purchases, compensation, deferred compensation, fringe benefits or other employee benefits currently in effect (collectively, the "FIC Benefit Plans"), nor will any benefit received or to be received by any current or former director, officer, employee or independent contractor of FIC or any of its subsidiaries under any FIC Benefit Plan be accelerated or modified, as a result of or in connection with the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement.

     3.7 Voting Requirements. The affirmative vote of at least a majority of the outstanding shares of FIC Common Stock entitled to vote with respect to the approval of the Charter Amendment, and the affirmative vote of at least a majority of the shares of FIC Common Stock present (in person or by proxy) at the FIC Shareholders Meeting with respect to the issuance of shares of FIC Common Stock in the Merger, are the only votes of the holders of any class or series of FIC's capital stock necessary to approve the transactions contemplated by this Agreement.

     3.8 Brokers. Except as set forth in the FIC Disclosure Letter, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of FIC. A true, correct and complete copy of the engagement letter of Philo Smith & Co., Inc. has been delivered to ILCO.

     3.9 Fairness Opinion. The special committee of FIC's Board of Directors (the "FIC Special Committee") has received an opinion of Philo Smith & Co., Inc., financial advisor to the FIC Special Committee, (the "FIC Fairness
Opinion"), to the effect that the Merger is fair, from a financial point of view, to the shareholders of FIC.

     3.10 Compliance with Applicable Laws. Each of FIC and its subsidiaries has in effect all Permits necessary for it to own, lease or operate its properties and assets and to carry on its business as now conducted, other than such Permits the absence of which could not, individually or in the aggregate, reasonably be expected to have an FIC Material Adverse Effect, and there has occurred no default under any such Permit other than such defaults which, individually or in the aggregate, could not reasonably be expected to have an FIC Material Adverse Effect. FIC and its subsidiaries are in compliance with all applicable statutes, laws, ordinances, rules orders and regulations of any Governmental Entity, including without limitation, all applicable federal, state and local statutes and regulations regulating the business and products of insurance, except for such noncompliance which individually or in the aggregate could not reasonably be expected to have an FIC Material Adverse Effect.

     3.11 Absence of Undisclosed Liabilities. Except for liabilities disclosed in the FIC SEC Documents, liabilities contemplated by this Agreement and liabilities set forth in the FIC Disclosure Letter, FIC and its subsidiaries do not have any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise) (i) required by GAAP to be reflected on a consolidated balance sheet of FIC and its consolidated subsidiaries or in the notes, exhibits or schedules thereto or (ii) which reasonably could be expected to have an FIC Material Adverse Effect.

     3.12 Litigation. Except as disclosed in the FIC SEC Documents or in the FIC Disclosure Letter, there is no litigation, administrative action, arbitration or other proceeding pending against FIC or any of its subsidiaries or, to the knowledge of FIC, threatened that, individually or in the aggregate, could reasonably be expected to (i) have an FIC Material Adverse Effect or (ii) prevent, or significantly delay the consummation of the transactions contemplated by this Agreement. Except as set forth in the FIC SEC Documents, there is no judgment, order, injunction or decree of any Governmental Entity outstanding against FIC or any of its subsidiaries that, individually or in the aggregate, could reasonably be expected to have any effect referred to in the foregoing clauses (i) and (ii) of this Section 3.12.

     3.13 Transactions with Affiliates. Other than the transactions contemplated by this Agreement or except to the extent disclosed in the FIC SEC Documents or as set forth in the FIC Disclosure Letter, there have been no transactions, agreements, arrangements or understandings between FIC or its subsidiaries, on the one hand, and FIC's affiliates (other than subsidiaries of FIC) or any other person, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

     3.14 FIC Common Stock. The shares of FIC Common Stock to be issued in the Merger will be, upon delivery against receipt of the shares of ILCO Common Stock for which such shares will be issued in accordance with Section 1.8 of this Agreement, duly authorized, validly issued, fully paid and nonassessable. The shares of FIC Common Stock to be issued upon exercise of the Assumed Stock Options (as defined in Section 6.2(a)) will be, upon delivery of the exercise price therefor in accordance with the terms of the ILCO Stock Option Plan and agreements pursuant to which such Assumed Stock Options were issued, duly authorized, validly issued, fully paid and nonassessable.

     3.15 Employee Arrangements and Benefit Plans. (a) Except as set forth in the FIC SEC Documents or in the FIC Disclosure Letter and except as could not, individually or in the aggregate, reasonably be expected to have an FIC Material Adverse Effect: (i) each FIC Benefit Plan has been administered and is in compliance with the terms of such plan and all applicable laws, rules and regulations, (ii) no "reportable event" (as such term is used in section 4043 of ERISA) (other than those events for which the 30 day notice has been waived pursuant to the regulations), "prohibited transaction" (as such term is used in section 406 of ERISA or section 4975 of the Code) or "accumulated funding deficiency" (as such term is used in section 412 or 4971 of the Code) has heretofore occurred with respect to any FIC Benefit Plan and (iii) each FIC Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination from the IRS regarding its qualified status, or the remedial amendment period under Section 401(b) of the Code will not have expired prior to the Closing Date, and no notice has been received from the IRS with respect to the revocation of such qualification.

     (b) There is no litigation or administrative or other proceeding involving any FIC Benefit Plan or Employment Arrangement nor has FIC or its subsidiaries received written notice that any such proceeding is threatened, in each case where an adverse determination could reasonably be expected to have an FIC Material Adverse Effect. Neither FIC nor any of its subsidiaries has incurred, nor, to the best of FIC's knowledge, is reasonably likely to incur any
withdrawal   liability   under  Section  4201  of  ERISA  with  respect  to  any
"multiemployer plan" (within the meaning of section 3(37) of ERISA) which remains unsatisfied in an amount which could reasonably be expected to have an FIC Material Adverse Effect. The termination of, or withdrawal from, any FIC Benefit Plan or multiemployer plan to which FIC or its subsidiaries contributes, on or prior to the Closing Date, will not subject FIC or any of its subsidiaries to any liability under Title IV of ERISA that could reasonably be expected to have an FIC Material Adverse Effect.

     3.16 Tax Matters. FIC and each of its subsidiaries have timely filed (or been included in a consolidated, combined or unitary Tax Return that has been timely filed) with the appropriate Governmental Entities all material Tax Returns required to be filed through the date hereof and will timely file any such material Tax Returns required to be filed on or prior to the Closing Date (except those under valid extension) and all such Tax Returns are and will be true and correct in all material respects.

          (b) all material Taxes of FIC and each of its subsidiaries have been or will be timely paid or adequately reserved for in accordance with GAAP in the Financial Statements.

          (c) FIC and its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the withholding of Taxes.

          (d) Except as set forth in the FIC Disclosure Letter:

               (i) no material deficiencies for any Taxes have been proposed, asserted or assessed against FIC or any of its subsidiaries that have not been fully paid or adequately provided for in the appropriate financial statements of FIC and its subsidiaries, and no material issues relating to Taxes have been raised in writing by any Governmental Entity during any presently pending audit or examination;

               (ii) FIC and its subsidiaries are not now subject to audit by any Governmental Entity and no waivers of statutes of limitation with respect to the Tax Returns have been given by or requested in writing from FIC or any of its subsidiaries;

               (iii) there are no material Liens for Taxes (other than for Taxes not yet due and payable) on any assets of FIC or any of its subsidiaries;

               (iv) neither FIC nor any of its subsidiaries is a party to or bound by (nor will any of them become a party to or bound by) any Tax indemnity, Tax sharing, Tax allocation, or similar agreement, arrangement or practice with respect to Taxes, except among themselves;

               (v) neither FIC nor any of its subsidiaries has ever been a member of an affiliated group of corporations within the meaning of
          Section 1504 of the Code, other than the affiliated group of which FIC is the common parent;

               (vi) neither FIC nor any of its subsidiaries has agreed to make, nor is any required to make, any adjustment under Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method or otherwise;

               (vii) neither FIC nor any of its subsidiaries has received a Tax ruling from any Governmental Entity, or entered into a closing agreement with any Governmental Entity, that would have a continuing material effect after the Closing Date; and

               (viii) neither FIC nor any of its subsidiaries is a party to any contract, agreement or other arrangement which would result in the payment of amounts that could be nondeductible by reason of Sections 280G or 162(m) of the Code.

     (e) No portion of either FIC or any of its subsidiaries is or has ever been, a "taxable mortgage pool" as defined in Section 7701(i) of the Code.

     (f) For the taxable period ending on the Closing Date and for all prior taxable periods for which the statute of limitations has not expired, Family Life (i) qualifies (and qualified) as an "insurance company" within the meaning of Treasury Regulation Section 1.801- 3(a) (under former Section 801 of the
Code) and as a "life insurance company" within the meaning of Section 816(a) of the Code, and (ii) are (and were) subject to taxation under Subchapter L of the Code.

     (g) The insurance reserves and unearned premiums with respect to FIC and each of its subsidiaries set forth in all their federal Tax Returns as to which the statute of limitations has not expired were determined in all material respects in accordance with Section 807 of the Code.

     (h) The unpaid losses with respect to FIC and each of its subsidiaries set forth in all of their federal Tax Returns as to which the statute of limitations has not expired were based upon reasonable estimations and were discounted in all material respects in accordance with Section 846 of the Code.

     (i) Each life insurance policy and annuity contract issued, sold or administered by FIC or any of its subsidiaries, at all relevant times, satisfied, and does satisfy, the requirements of, and/or has qualified, and does qualify, under, Sections 72, 264, 401(a),403(a), 403(b), 817, 7702, 7702A of the
Code and the Treasury Regulations thereunder, as applicable, except to the extent that failures to satisfy or qualify in the aggregate, were such failures tripled, would not result in any FIC Material Adverse Effect.

     (j) FIC has not constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

     (k) Neither FIC nor any of its subsidiaries knows of any fact, plan or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     3.17 Intellectual Property. Except as set forth in the FIC Disclosure Letter and except to the extent of any inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) which, individually or in the aggregate, could not reasonably be expected to have an FIC Material Adverse
Effect: (a) FIC and each of its subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted; (b) the use of any Intellectual Property by FIC and its subsidiaries does not infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which FIC or any subsidiary acquired the right to use any Intellectual Property; and (c) to the knowledge of FIC, no person is challenging, infringing on or otherwise violating any right of FIC or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to FIC or its subsidiaries; and (d) neither FIC nor any of its subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by FIC and its subsidiaries and to its knowledge no Intellectual Property owned and/or licensed by FIC or its subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property.

     3.18 Environmental Matters. Except as disclosed in the FIC SEC Documents or as set forth in the FIC Disclosure Letter and except as could not reasonably be expected to have an FIC Material Adverse Effect (a) the operations of FIC and its subsidiaries have been and are in compliance with all Environmental Laws and with all Permits required by Environmental Laws, (b) there are no pending or, to the knowledge of FIC, threatened, Actions under or pursuant to Environmental Laws against FIC or its subsidiaries or involving any real property currently or, to the knowledge of FIC, formerly owned, operated or leased by FIC or its subsidiaries, (c) FIC and its subsidiaries are not subject to any Environmental Liabilities, and, to the knowledge of FIC, no facts, circumstances or conditions relating to, arising from, associated with or attributable to any real property currently or, to the knowledge of FIC, formerly owned, operated or leased by FIC or its subsidiaries or operations thereon that could reasonably be expected to result in Environmental Liabilities, (d) all real property owned, and to the knowledge of FIC, all real property operated or leased by FIC or its subsidiaries is free of contamination from Hazardous Material and (e) there is not now, nor, to the knowledge of FIC, has there been in the past, on, in or under any real property owned, leased or operated by FIC or any of its predecessors (i) any underground storage tanks, above-ground storage tanks, dikes or impoundments containing Hazardous Materials, (ii) any asbestos-containing materials, (iii) any polychlorinated biphenyls, or (iv) any radioactive substances.

     3.19 State Takeover Statutes. No state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated by this Agreement and no provision of the Articles of Incorporation, Bylaws or other governing instrument of FIC or any of its subsidiaries would, directly or indirectly, restrict or impair the ability of FIC to consummate the transactions contemplated by this Agreement.

     3.20 Labor Matters. Except as set forth in the FIC SEC Documents or in the FIC Disclosure Letter, (a) neither FIC nor any of its subsidiaries is a party to any labor or collective bargaining agreement, and no employees of FIC or any of its subsidiaries are represented by any labor organization, (b) to the knowledge of FIC, there are no material representation or certification proceedings, or petitions seeking a representation proceeding, pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority and (c) to the knowledge of FIC, there are no material organizing activities involving FIC or any of its subsidiaries with respect to any group of employees of FIC or its subsidiaries.

     3.21 Material Contracts. (a) Except as set forth in the FIC Disclosure Letter, all contracts and agreements of the FIC and its subsidiaries that are required to be described in the FIC SEC Documents or to be filed as exhibits thereto are described in the FIC SEC Documents or filed as exhibits thereto ("FIC Material Contracts"), respectively, and are in full force and effect and, upon consummation of the transactions contemplated hereby, shall continue in full force and effect without penalty, acceleration, termination, repurchase right or other adverse consequence. FIC has previously delivered or made available to ILCO, true, correct and complete copies of all such FIC Material Contracts. Neither FIC nor any of its subsidiaries, nor to the knowledge of FIC, any other party is in breach of or in default under any such FIC Material Contract and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by FIC or, to the knowledge of FIC, any other party thereto, in any such case in which such default or event could reasonably be expected to have an FIC Material Adverse Effect. Neither FIC nor any subsidiary of FIC has received any written notice (or to the knowledge of FIC any other notice) of default or termination under any FIC Material Contract, and to the knowledge of FIC, there exists no basis for any assertion of a right of default or termination under such FIC Material Contracts.

     3.22 Tangible Property. All of the assets of FIC and its subsidiaries are in good operating condition, reasonable wear and tear excepted, and usable in the ordinary course of business, except where the failure to be in such condition or so usable could not, individually or in the aggregate, reasonably be expected to have an FIC Material Adverse Effect.

     3.23 Insurance Business.

          (a) Except as otherwise could not, individually or in the aggregate, reasonably be expected to have an FIC Material Adverse Effect, all policies, binders, slips, certificates, guaranteed insurance contracts, annuity contracts and participation agreements and other agreements of insurance, whether individual or group, in effect as of the date hereof
     (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) that are issued by Family Life Insurance Company ("Family Life") or any predecessor of Family Life, and any and all marketing materials, are, to the extent required under applicable law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms and marketing materials comply in all material respects with the insurance statutes, regulations and rules applicable thereto.

          (b) FIC has delivered or made available to ILCO a true, correct and complete copy of all actuarial reports prepared by FIC's actuaries, and any actuarial reports prepared by other actuaries, independent or otherwise, with respect to Family Life since January 1, 1998, and all attachments, addenda, supplements and modifications thereto (the "FIC Actuarial Analyses"). To the knowledge of FIC, the information and data furnished by FIC or Family Life to its independent actuaries in connection with the preparation of the FIC Actuarial Analyses were accurate in all material respects. Furthermore, each FIC Actuarial Analysis was based upon an accurate inventory of policies in force for Family Life, at the relevant time of preparation, was prepared using appropriate modeling procedures accurately applied and in conformity with generally accepted actuarial standards consistently applied, and the projections contained therein were properly prepared in accordance with the assumptions stated therein.

          (c) To the knowledge of FIC, except as set forth in the FIC Disclosure Letter or as reserved for or disclosed in the FIC SEC Documents, or as could not, individually or in the aggregate, reasonably be expected to have an FIC Material Adverse Effect, all amounts recoverable under reinsurance, coinsurance or other similar contracts to which Family Life is a party (including, but not limited to, amounts based on paid and unpaid losses) are fully collectible.

          (d) FIC has delivered or made available to ILCO true, correct and complete copies of all analyses, reports and other data prepared by FIC or Family Life or submitted by FIC or Family Life to any insurance regulatory authority or received by FIC or Family Life relating to risk-based capital calculations or IRIS ratios of the years ended December 31, 1999 and 1998.

          (e) FIC has delivered or made available to ILCO a true, correct and complete list on a per risk and aggregate basis of the maximum underlying retentions (net of all reinsurance maintained) on all insurance and reinsurance policies written or entered into by Family Life since December 31, 1999.

          (f) Except as could not, individually or in the aggregate, reasonably be expected to have an FIC Material Adverse Effect, all annuity contracts and life insurance policies issued by Family Life meet all definitional or other requirements for qualification under the Code section applicable (or intended to be applicable) to such annuity contracts or life insurance policies.

          (g) Except as set forth the FIC Disclosure Letter, there are no material "hold harmless" indemnification agreements respecting the Tax qualification or treatment of any product or plan sold, issued, entered into or administered by Family Life, and there have been no claims asserted by any person under such "hold harmless" indemnification agreements.

     3.24 Liabilities and Reserves.

          (a) Except as set forth in the FIC Disclosure Letter, the reserves carried on the books of Family Life for future insurance policy benefits, losses, claims and similar purposes were, as of the respective dates of such FIC financial statements required to be submitted to the appropriate regulatory authority of the jurisdiction in which Family Life is domiciled on forms prescribed or permitted by such authority in compliance in all material respects with the requirements for reserves established by the insurance department of the state of domicile of Family Life, were determined in all material respects in accordance with generally accepted actuarial standards consistently applied, and were fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles. FIC has delivered or made available to ILCO true, correct and complete copies of the Annual Statements delivered to the insurance department of the domiciliary state of Family Life for the years ended December 31, 1999 and 1998. FIC has delivered or made available to ILCO copies of all work papers used as the basis for establishing the reserves for Family Life at December 31, 1999 and December 31, 1998, respectively, as well as all reports with respect to the adequacy of such reserves.

          (b) Except for regular periodic assessments in the ordinary course of business or as reserved for or disclosed in the FIC SEC Documents, no claim or assessment is pending nor, to the knowledge of FIC, threatened against Family Life by any state insurance guaranty associations in connection with such association's fund relating to insolvent insurers which if determined adversely, could, individually or in the aggregate, reasonably be expected to have an FIC Material Adverse Effect.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF MERGER SUB

FIC and Merger Sub represent and warrant to ILCO as follows:

     4.1 Organization, Standing and Corporate Power Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power and authority to carry on its business as now being conducted. Merger Sub is duly qualified to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties would make such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a FIC Material Adverse Effect.

     4.2 Capital Structure. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, $0.01 par value, all of which are issued and outstanding and owned of record and beneficially by FIC, free and clear of all
Liens.  All  outstanding  shares  of  capital  stock  of  Merger  Sub  are  duly authorized,  validly  issued,  fully paid and  nonassessable  and not subject to preemptive rights. Merger Sub has no outstanding options, warrants, subscriptions or other rights, agreements or commitments that obligates it to issue, sell or transfer, repurchase, redeem or otherwise acquire or vote any shares of the capital stock of Merger Sub.

     4.3 Authority; Noncontravention. Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Merger Sub and the consummation by it of the transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of Merger Sub, including all necessary stockholder approval. This Agreement has been duly executed and delivered by Merger Sub, and, assuming this Agreement constitutes the valid and binding agreement of FIC and ILCO, constitutes a valid and binding obligation of Merger Sub enforceable against it in accordance with its terms except that the enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditor's rights generally and

(b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not,
(i) conflict with any of the provisions of the Articles of Incorporation or Bylaws of Merger Sub, or (ii) subject to the governmental filings and other matters referred to in the following sentence, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Entity which has not been received or made is required by or with respect to Merger Sub in connection with the execution and delivery of this Agreement by it or the consummation by it of any of the transactions contemplated by this Agreement, except for (i) the filing of premerger notification and report forms under the HSR Act with respect to the Merger and the termination or earlier expiration of the applicable waiting periods thereunder and (ii) the filing of articles of merger with the Texas Secretary of State.

     4.4 No Prior Activities. Except for this Agreement, Merger Sub (i) was recently formed, (ii) has not entered into any agreements or arrangements with any person and (iii) is not subject to or bound by any obligation or undertaking. Except as contemplated by this Agreement, Merger Sub has not engaged, directly or indirectly, in any business activities of any type or kind.

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

     5.1   Preparation  of  Form  S-4  and  Joint  Proxy   Statement/Prospectus;
Information Supplied.

     (a) As soon as practicable following the date of this Agreement, (i) FIC and ILCO shall prepare and file with the SEC a preliminary Joint Proxy Statement/Prospectus ("Joint Proxy Statement/Prospectus") and (ii) FIC shall prepare and file with the SEC a Registration Statement on Form S-4 (the "Form S-4") with respect to the registration of the issuance of shares of FIC Common Stock in the Merger, of which the Joint Proxy Statement/Prospectus will form a part. FIC shall use its commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of FIC and ILCO shall use their commercially reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to FIC's shareholders and ILCO's shareholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. FIC shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or take any action that would subject it to the service of process in suits, other than as to matters and transactions relating to the Form S-4, in any jurisdiction where it is not so subject) required to be taken under any applicable state securities laws in connection with the issuance of the FIC Common Stock in the Merger and ILCO shall furnish all information concerning itself and the holders of shares of ILCO Common Stock as may be reasonably requested in connection with any such action.

          (b) ILCO agrees and represents and warrants that the information supplied or to be supplied by it specifically for inclusion or incorporation by reference in the (i) Form S-4 will not, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Joint Proxy Statement/Prospectus will not, at the date it is first mailed to FIC's shareholders or at the time of the FIC Shareholders Meeting, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter thereof which has become false or misleading. ILCO agrees that the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except in each case with respect to statements made or incorporated by reference in the Joint Proxy Statement/Prospectus supplied by FIC specifically for inclusion or incorporation by reference therein as to which ILCO assumes no responsibility.

          (c) FIC  agrees  and  represents  and  warrants  that the  information supplied or to be supplied by it specifically for inclusion or incorporation by reference in (i) the Form S-4 will not, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (ii) the Joint Proxy Statement/Prospectus will not, at the date it is first mailed to ILCO's shareholders or at the time of the ILCO Shareholders Meeting, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter thereof which has become false or misleading. FIC agrees that the Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder and FIC agrees that the Joint Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except in each case with respect to statements made or incorporated by reference in the Form S-4 or the Joint Proxy
     Statement/Prospectus   supplied  by  ILCO  specifically  for  inclusion  or
     incorporation   by   reference   therein   as  to  which  FIC   assumes  no
     responsibility.

     5.2  Shareholder  Approval.

     (a) ILCO agrees that it will take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders (the "ILCO Shareholders Meeting") to submit this Agreement, together (subject to Section 5.5(b) below) with the affirmative recommendation of the ILCO Special Committee and ILCO's Board of Directors, to ILCO's shareholders so that they may consider and vote upon the approval of this Agreement and the Merger. ILCO will use its commercially reasonable efforts to hold the ILCO Shareholders Meeting and obtain the ILCO Shareholders Approval as soon as practicable after the date hereof and, so long as the recommendation of the ILCO Special Committee or the Board of Directors of ILCO has not been withdrawn or modified in accordance with Section 5.5(b), to obtain the favorable votes of its shareholders. Except as may otherwise be permitted by Section 5.5(b), the ILCO Special Committee and the Board of Directors of ILCO shall recommend to its shareholders that they vote in favor of the approval and adoption of this Agreement and the Merger. Without limiting the generality of the foregoing, ILCO agrees that, unless this Agreement is first terminated in accordance with Section 8.1, its obligations pursuant to the first two sentences of this Section 5.2(a) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to ILCO of any Acquisition Proposal (as defined in Section 5.5(c) below) or (ii) the withdrawal or modification by the Board of Directors of ILCO of its approval or recommendation of this Agreement or the Merger, except with respect to a withdrawal or modification of the affirmative recommendation of the ILCO Special Committee or the Board of Directors of ILCO in accordance with Section 5.5(b).

     (b) FIC agrees that it will take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders (the "FIC Shareholders Meeting") to submit the issuance of shares of FIC Common Stock pursuant to this Agreement and the Charter Amendment, together with the affirmative recommendation of FIC's Board of Directors, to the FIC's shareholders so that they may consider and vote upon the approval of the issuance of shares of FIC Common Stock in the Merger and the Charter Amendment. FIC will use its commercially reasonable efforts to hold the FIC Shareholders Meeting as soon as practicable after the date hereof and to obtain the favorable votes of its shareholders. The Board of Directors of FIC shall recommend to its shareholders that they vote in favor of the approval of the issuance of shares of FIC Common Stock in the Merger and the Charter Amendment.

     5.3 Access to Information; Confidentiality. Upon reasonable notice, each of FIC and ILCO shall, and shall cause each of their respective subsidiaries to, afford to the other parties hereto and to their respective officers, employees, counsel, financial advisors and other representatives reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records and, during such period, each of FIC and ILCO shall, and shall cause each of their respective subsidiaries to, furnish as promptly as practicable to the other parties hereto such information concerning its business, properties, financial condition, operations and personnel as such parties may from time to time reasonably request. Except as required by law or the rules of regulations of the Nasdaq Stock Market or any national stock exchange, each of FIC and ILCO agree that, until the earlier of (i) two years from the date of this Agreement and
(ii) the Effective Time, each of FIC and ILCO and their respective subsidiaries will not, and will cause its respective directors, officers, partners, employees, agents, accountants, counsel, financial advisors and other representatives and affiliates (collectively, "Representatives") not to, disclose any nonpublic information obtained from FIC or ILCO, as the case may be, to any other person, in whole or in part, other than to its Representatives in connection with an evaluation of the transactions contemplated by this Agreement, and each of FIC and ILCO and their respective subsidiaries will not, and will cause its respective Representatives not to, use any of such nonpublic information to directly or indirectly divert or attempt to divert any business, customer or employee of the other.

     5.4 Public Announcements. Each of FIC and ILCO agree that they will consult with each other before issuing, and will provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to rules of any national securities exchange or The Nasdaq Stock Market (to the extent applicable to them). Notwithstanding the foregoing, each of FIC and ILCO shall, before the opening of business on the day after the execution of this Agreement, issue a press release describing the terms and conditions of the Merger; provided, that the form and content of any such press release is acceptable to both FIC and ILCO, which acceptance shall not be unreasonably withheld or delayed.

     5.5 Acquisition Proposals.

     (a) From and after the date hereof, without the prior written consent of FIC, ILCO shall not, and shall not authorize or permit any of its subsidiaries to, and shall direct and use its best efforts to cause its and its subsidiaries' Representatives not to, (i) directly or indirectly, solicit, initiate or encourage (including by way of furnishing information or assistance) or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal (as defined below) or (ii) enter into or participate in any discussions or negotiations regarding any Acquisition Proposal. ILCO shall immediately cease and terminate any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any persons conducted heretofore by it or its Representatives with respect to the foregoing. Notwithstanding the foregoing and anything to the contrary contained in this Section 5.5 or in any other provision of this Agreement, ILCO and its Board of Directors may participate in discussions or negotiations (including, as a part thereof, making any counterproposal) with or furnish information to any third party making an unsolicited Acquisition Proposal (a "Potential Acquiror") or approve an unsolicited Acquisition Proposal if the Board of Directors of ILCO or any special committee thereof is advised by its financial advisor that such Potential Acquiror has the financial wherewithal to be reasonably capable of consummating such an Acquisition Proposal, and the Board of Directors of ILCO determines in good faith (A) after receiving advice from such financial advisor, that such third party has submitted to ILCO an Acquisition Proposal which is a Superior Proposal (as defined in Section 5.5(d) below), and (B) based upon advice of outside legal counsel, that the failure to participate in such discussions or negotiations or to furnish such information or approve an Acquisition Proposal would violate the Board's fiduciary duties under applicable law. ILCO agrees that any non-public information furnished to a Potential Acquiror will be pursuant to a confidentiality agreement containing confidentiality and standstill provisions. In the event that ILCO shall determine to provide any information as described above, or shall receive any Acquisition Proposal, it shall promptly inform FIC in writing as to the fact that information is to be provided and shall furnish FIC the identity of the recipient of such information and/or the Potential Acquiror and the terms of such Acquisition Proposal. ILCO will inform FIC promptly of any material changes or amendment to the essential terms of any such Acquisition Proposal. ILCO expressly agrees and acknowledges that (i) nothing contained in this Section 5.5 shall in any way be construed to be an authorization by FIC of the acceptance of any Superior Proposal, it being understood that FIC expressly disclaims any implication that FIC may be deemed to have consented to the acceptance of a Superior Proposal by virtue of the provisions of this Section 5.5 and (ii) the sole purpose of this Section 5.5 is to permit the termination of this Agreement by ILCO in accordance with Section 8.1(b)(vii) in the event the conditions set forth in this Section 5.5 are satisfied.

     (b) Neither the Board of Directors of ILCO nor any committee  thereof shall
(i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to FIC, the approval or recommendation by such Board of Directors or committee thereof of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) cause ILCO to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal; provided, however, that the Board of Directors or any committee thereof may withdraw or modify their approval or recommendation of this Agreement or the Merger and approve or recommend an Acquisition Proposal in the event that the Board determines in good faith (A) after receiving advice from its financial advisor, that such Acquisition Proposal is a Superior Proposal and (B) based upon advice of outside legal counsel, that the failure to take such action would violate the Board's or any such committee's fiduciary duties under applicable law.

     (c) For purposes of this Agreement, an "Acquisition Proposal" means any proposal or offer from any person (other than FIC or any of its subsidiaries) for a tender or exchange offer, merger, consolidation, other business combination, recapitalization, liquidation, dissolution or similar transaction involving ILCO or any of its subsidiaries, or any proposal to acquire in any manner a substantial equity interest in, or an substantial portion of the assets of, ILCO or any of its subsidiaries.

     (d) The term "Superior Proposal" means any bona fide proposal to acquire, directly or indirectly (by way of tender offer, share purchase, merger or otherwise), all of the outstanding shares of capital stock of ILCO (including options and other derivative securities exercisable for or convertible into capital stock of ILCO) for consideration consisting of cash and/or securities, on terms which the Board of Directors of ILCO determines in good faith to be more favorable to ILCO and its shareholders than the Merger (based upon advice of the financial advisor of the Board of Directors of ILCO or any committee thereof that the value of the consideration provided for in such proposal is superior to the value of the Merger Consideration), for which financing, to the extent required, is then committed or which, in the good faith reasonable judgment of the Board of Directors of ILCO, after receiving advice from its financial advisor, is reasonably capable of being financed by such third party.

     5.6 Consents, Approvals and Filings. FIC and ILCO will make and cause their respective subsidiaries and, to the extent necessary, their other affiliates to make all necessary filings, including, without limitation, those required under the HSR Act, applicable state insurance laws, the Securities Act and the Exchange Act in order to facilitate the prompt consummation of the Merger and the other transactions contemplated by this Agreement. In addition, FIC and ILCO will each use their respective commercially reasonable efforts, and will cooperate fully and in good faith with each other, (a) to comply as promptly as practicable with all governmental requirements applicable to the Merger and the other transactions contemplated by this Agreement, and (b) to obtain as promptly as practicable all necessary permits, orders or other consents of Governmental Entities and consents of all third parties necessary for the consummation of the Merger and the other transactions contemplated by this Agreement. Each of FIC and ILCO shall use their respective commercially reasonable efforts to promptly provide such information and communications to Governmental Entities as such Governmental Entities may reasonably request. Each of the parties hereto shall provide to the other parties copies of all applications in advance of filing or submission of such applications to Governmental Entities in connection with this Agreement and shall make such revisions thereto as reasonably requested by each other party hereto. Each of the parties hereto shall provide to the other parties the opportunity to participate in all meetings and material conversations with Governmental Entities with respect to the matters contemplated by this Agreement.

     5.7 Affiliate Letters. Prior to the Closing Date, ILCO shall deliver to FIC a letter identifying all persons who, at the time the Merger is submitted for approval to the shareholders, may be deemed to be an "affiliate" of such party for purposes of Rule 145 under the Securities Act. ILCO shall use its commercially reasonable efforts to cause each such person to deliver to FIC on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

     5.8 Nasdaq Listing. FIC shall use its commercially reasonable efforts to cause the shares of FIC Common Stock to be issued in the Merger and upon the exercise of the Assumed Stock Options (as defined in Section 6.3(a)) to be approved for quotation in the Nasdaq Stock Market's Small Cap Market.

     5.9 INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     (a) The Articles of Incorporation and Bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification at least as favorable as those contained in the Articles of Incorporation and Bylaws of ILCO, as in effect on the date hereof, and none of such provisions shall be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of ILCO or any of its respective subsidiaries in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

     (b) To the extent, if any, not provided by an existing right of indemnification or other agreement or policy (and in addition to the agreements set forth in Section 5.9(a) above), from and after the Effective Time, FIC and the Surviving Corporation, jointly and severely shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the date hereof, or who becomes prior to the Effective Time, (i) an officer or director of ILCO or any of its subsidiaries (including without limitation, members of the ILCO Special Committee), (ii) an officer or director of Merger Sub or (iii) an officer or director of FIC, including without limitation, members of the FIC Special Committee, (and each such person's heirs, executors and administrators) (each an "Indemnified Party" and collectively the "Indemnified Parties") against all losses, expenses (including reasonable attorney's fees and expenses), claims, damages or liabilities or, subject to the written consent of FIC or the Surviving Corporation (which shall not be unreasonably withheld), amounts paid in settlement, including the advancement of expenses relating thereto, arising out of threatened, pending or completed actions, suits or other proceedings, whether civil, criminal, administrative or investigative or other type whatsoever, occurring prior to, at or after the Effective Time that are, in whole or in part, based on or arising out of the fact that such person is or was a director or officer of such party.

     (c) The provisions of this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his heirs and his personal representatives and shall be binding on all successors and assigns of FIC, the Surviving Corporation and ILCO.

     5.10 Letter of FIC's Accountants. FIC shall use its commercially reasonable efforts to cause to be delivered to ILCO a letter of PricewaterhouseCoopers LLP, FIC's independent public accountants, and any other independent public accountants whose report would be required to be included in the Form S-4 pursuant to the rules and regulations under the Securities Act, each dated a date within two business days before the date on which the Form S-4 shall become effective and an additional letter from each of them dated a date within two business days before the Closing Date, each addressed to such party, in form and substance reasonably satisfactory to ILCO and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

     5.11 Letter of ILCO's Accountants. ILCO shall use its commercially reasonable efforts to cause to be delivered to FIC a letter of PricewaterhouseCoopers LLP, ILCO's independent public accountants, and any other independent public accountants whose report would be required to be included in the Form S-4 pursuant to the rules and regulations under the Securities Act, each dated a date within two business days before the date on which the Form S-4 shall become effective and an additional letter from each of them dated a date within two business days before the Closing Date, each addressed to such party, in form and substance reasonably satisfactory to FIC and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S- 4.

     5.12 FIC Stock Option Held by Investors-NA. ILCO covenants and agrees that it will use its best efforts to cause Investors-NA to enter into an agreement with FIC whereby the terms and provisions of the agreement, dated March 21, 1991 (which agreement grants to Investors-NA an option to purchase up to 9.9% of the outstanding shares of FIC Common Stock) (the "Investors-NA Option Agreement"), are modified so as to provide Investors-NA an option to purchase up to 500,411 shares of FIC Common Stock (such amount being 9.9% of the outstanding shares of FIC Common Stock as of the date of this Agreement). The amendment to the Investors-NA Option Agreement described in this Section 5.12 shall be effective as of the Effective Time.

     5.13 Vote of Shares of ILCO Common Stock by FIC. FIC covenants and agrees that, at the ILCO Shareholders Meeting, FIC shall, and shall cause its subsidiaries to, vote all shares of ILCO Common Stock held of record by FIC or its subsidiaries either "for" or "against" the Merger in the same manner as the prevailing majority of the shares of ILCO Common Stock (other than shares held of record by FIC or any of its subsidiaries) voted (in person or by proxy) (it being understood that, for purposes of this Section 5.13, FIC and its subsidiaries will vote 100% of the shares held by them collectively either "for" or "against" the Merger, and abstentions and broker non-votes shall not be counted for purposes of determining the prevailing majority of the shares of ILCO Common Stock voting on the Merger).

                        ARTICLE VI COVENANTS RELATING TO
                       CONDUCT OF BUSINESS PRIOR TO MERGER

     6.1 Conduct of Business of ILCO. Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, ILCO shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve the goodwill of those engaged in material business relationships with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time and except as set forth in the ILCO SEC Documents or as set forth in the ILCO Disclosure Letter, ILCO shall not, and shall not permit any of its subsidiaries to, without the prior consent of FIC:

     (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its or its subsidiaries' outstanding capital stock (except dividends and distributions by a direct or indirect wholly owned subsidiary of ILCO to its parent), (ii) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iii) except in connection with the termination of the employment of any employees, purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares, or (iv) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other equity securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, equity securities or convertible securities (other than (A) upon the exercise of ILCO Stock Options outstanding on the date of this Agreement or issued under clause (C) below, (B) pursuant to employment agreements or other contractual arrangements in effect on the date of this Agreement and (C) issuances of stock of any direct or indirect wholly owned Subsidiary of ILCO to its parent);

     (b) amend its Articles of Incorporation, Bylaws or other comparable charter or organizational documents;

     (c) acquire any business (including the assets thereof) or any corporation, partnership, joint venture, association or other business organization or division thereof;

     (d) sell, mortgage or otherwise encumber or subject to any Lien (other than mechanics liens filed in connection with the development of real property by Investors NA) or otherwise dispose of any of its properties or assets that are material to ILCO and its subsidiaries, taken as whole;

     (e) (i) other than working capital borrowings in the ordinary course of business and consistent with past practices, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than indebtedness owing to or guarantees of indebtedness owing to ILCO or any of its direct or indirect wholly-owned subsidiaries or (ii) make any material loans or advances to any other person, other than to ILCO or any of its direct or indirect wholly-owned subsidiaries and other than routine advances to employees consistent with past practices;

     (f) make any Tax election or settle or compromise any Tax liability that could reasonably be expected to be material to ILCO and its subsidiaries, taken as a whole, or change its Tax or accounting methods, policies, practice or procedures, except as required by law or GAAP;

     (g) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of ILCO included in the ILCO SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

     (h) make any material commitments or agreements for capital expenditures or capital additions or betterments except as materially consistent with the budget for capital expenditures as of the date of this Agreement, in the ordinary course of business consistent with past practices;

     i) except as may be required by law:

          (A) other than in the ordinary course of business and consistent with past practices, make any representation or promise, oral or written, to any employee or former director, officer or employee of ILCO or any of its subsidiaries which is inconsistent with the terms of any ILCO Benefit Plan;

          (B) other than in the ordinary course of business, make any change to, or amend in any way, the contracts, salaries, wages, or other compensation of any director, employee or any agent or consultant of ILCO or any of its subsidiaries other than routine changes or amendments that are required under existing contracts;

          (C) except for renewals in the ordinary course of business consistent with past practices, adopt, enter into, amend, alter or terminate, partially or completely, any ILCO Benefit Plan, or any election made pursuant to the provisions of any ILCO Benefit Plan, to accelerate any payments, obligations or vesting schedules under any ILCO Benefit Plan; or

          (D) other than in the ordinary course of business consistent with past practices, approve any general or company-wide pay increases for employees;

     (j) except in the ordinary course of business, modify, amend or terminate any material agreement, permit, concession, franchise, license or similar instrument to which ILCO or any of its subsidiaries is a party or waive, release or assign any material rights or claims thereunder; or

     (k) authorize any of, or commit or agree to take any of, the foregoing actions.

     6.2 Conduct of Business of FIC. Except as expressly contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, FIC shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve the goodwill of those engaged in material business relationships with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time and except as set forth in the FIC SEC Documents or as set forth in the FIC Disclosure Letter, FIC shall not, and shall not permit any of its subsidiaries to, without the prior consent of ILCO:

     (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of its or its subsidiaries' outstanding capital stock (except dividends and distributions by a direct or indirect wholly owned subsidiary of FIC to its parent), (ii) split, combine or reclassify any of its outstanding capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its outstanding capital stock, (iii) except in connection with the termination of the employment of any employees, purchase, redeem or otherwise acquire any shares of outstanding capital stock or any rights, warrants or options to acquire any such shares, or (iv) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other equity securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, equity securities or convertible securities (other than (A) upon the exercise of FIC Stock Options outstanding on the date of this Agreement or issued under clause (C) below, (B) pursuant to employment agreements or other contractual arrangements in effect on the date of this Agreement and (C) issuances of stock of any direct or indirect wholly owned Subsidiary of FIC to its parent);

               (b)  amend  its  Articles  of  Incorporation,   Bylaws  or  other
          comparable  charter  or  organizational  documents;

               (c) acquire any business (including the assets thereof) or any corporation, partnership, joint venture, association or other business organization or division thereof;

               (d) sell, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that are material to FIC and its subsidiaries, taken as whole;

               (e) (i) other than working capital borrowings in the ordinary course of business and consistent with past practices, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, other than indebtedness owing to or guarantees of indebtedness owing to FIC or any of its direct or indirect wholly-owned subsidiaries or (ii) make any material loans or advances to any other person, other than to FIC or any of its direct or indirect wholly-owned subsidiaries and other than routine advances to employees consistent with past practices;

               (f) make any Tax election or settle or compromise any Tax liability that could reasonably be expected to be material to FIC and its subsidiaries, taken as a whole, or change its Tax or accounting methods, policies, practice or procedures, except as required by law or GAAP;

               (g) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of FIC included in the FIC SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

               (h) make any material commitments or agreements for capital expenditures or capital additions or betterments except as materially consistent with the budget for capital expenditures as of the date of this Agreement, in the ordinary course of business consistent with past practices;

               (i) except as may be required by law:

                    (A) other than in the ordinary course of business and consistent with past practices, make any representation or promise, oral or written, to any employee or former director, officer or employee of FIC or any of its subsidiaries which is inconsistent with the terms of any FIC Benefit Plan;

                    (B) other than in the ordinary course of business,  make any change to, or amend in any way, the contracts, salaries, wages, or other compensation of any director, employee or any agent or consultant of ILCO or any of its subsidiaries other than routine changes or amendments that are required under existing contracts;

                    (C) except for renewals in the  ordinary  course of business consistent with past practices, adopt, enter into, amend, alter or terminate, partially or completely, any FIC Benefit Plan, or any election made pursuant to the provisions of any FIC Benefit Plan, to accelerate any payments, obligations or vesting schedules under any FIC Benefit Plan; or

                    (D) other than in the ordinary course of business consistent with past practices, approve any general or company-wide pay increases for employees;

     (j) except in the ordinary course of business, modify, amend or terminate any material agreement, permit, concession, franchise, license or similar instrument to which FIC or any of its subsidiaries is a party or waive, release or assign any material rights or claims thereunder; or

     (k) authorize any of, or commit or agree to take any of, the foregoing actions.

     6.3 Stock Options. (a) At the Effective Time, each ILCO Stock Option that is outstanding and unexercised immediately prior to the Effective Time shall be deemed to have been assumed by FIC, without further action by FIC, the Surviving Corporation or the holders of such options, and shall thereafter be deemed to be an option to acquire shares of FIC Common Stock in such amount and at the exercise price provided below and otherwise having the same terms and conditions as are in effect immediately prior to the Effective Time (except to the extent that such terms and conditions may be altered in accordance with their terms as a result of the transactions contemplated hereby) (such ILCO Stock Options assumed by FIC being the "Assumed Stock Options"):

          (i) the number of shares of FIC Common Stock to be subject to the new option shall be equal to the product of (x) the number of shares of ILCO
     Common Stock subject to the original option and (y) the Exchange Ratio (rounded to the nearest 1/100 of a share);

          (ii) the exercise price per share of FIC Common Stock under the new option shall be equal to (x) the exercise price per share of ILCO Common Stock under the original option divided by (y) the Exchange Ratio (rounded to the nearest $0.01); and

          (iii) in accordance with the terms of the ILCO Stock Option Plan under which the ILCO Stock Options were issued, fractional shares of any Assumed Stock Options resulting from the adjustments set forth in this Section 6.3(a) shall be eliminated.

     (b) At the Effective Time, FIC shall assume the ILCO Stock Option Plan, with such changes thereto as may be necessary to reflect the consummation of the transactions contemplated hereby. Nothing in this Section 6.3(b) shall be construed to prevent FIC in any way from terminating or freezing the benefits under any such plans (subject to the rights of the holders of the Assumed Stock Options thereunder) and adopting one or more new stock option plans, as approved by the Board of Directors of FIC following the Effective Time.

     (c) Promptly following the Effective Time, FIC shall use its commercially reasonable efforts to file with the SEC a Registration Statement on Form S-8 (or an amendment to any such form of FIC currently on file with the SEC that is available therefor) (the "Form S- 8") for the purpose of registering the shares of FIC Common Stock issuable upon the exercise of the Assumed Stock Options, and FIC shall use its commercially reasonable efforts to have the Form S-8 (or any post-effective amendment thereto) declared effective under the Securities Act as soon as practicable after such filing.

     6.4 Other Actions. Subject to Section 5.5(b), neither FIC nor ILCO shall, and neither of them shall permit any of their respective subsidiaries to, take any action that would, or that could reasonably be expected to, (a) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code or (b) otherwise result in any of the conditions of the Merger set forth in Article VII not being satisfied.

                        ARTICLE VII CONDITIONS PRECEDENT

     7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Shareholder Approval. The ILCO Shareholders Approval and FIC Shareholders Approval shall have been obtained.

          (b) Governmental and Regulatory Consents. All required consents, approvals, permits and authorizations to the consummation of the Merger shall be obtained from any Governmental Entity whose consent, approval, permission or authorization is required by reason of a change in law after the date of this Agreement, unless the failure to obtain such consent, approval, permission or authorization could not reasonably be expected to have an ILCO Material Adverse Effect, or to materially and adversely affect the validity or enforceability of this Agreement or the Merger.

          (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have otherwise expired.

          (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that the party invoking this condition shall use its commercially reasonable efforts to have any such order or injunction vacated.

          (e) Nasdaq Listing. The shares of FIC Common Stock issuable pursuant to the Merger shall have been approved for quotation in the Nasdaq Stock Market's Small Cap Market.

          (f) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

     7.2 Conditions to Obligations of ILCO. The obligation of ILCO to effect the Merger is further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of FIC and Merger Sub contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct at and as of the Closing Date as though made at and as of such time (except to the extent that any such representations and warranties expressly relate only to an earlier time, in which case they shall have been true and correct at such earlier time); provided, however, that this condition shall be deemed to have been satisfied unless the individual or aggregate impact of all inaccuracies of such representations and warranties (without regard to any materiality or FIC Material Adverse Effect qualifier(s) contained in any individual representation or warranty) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of FIC and its subsidiaries, considered as a whole, and except to the extent that any inaccuracies of such representations and warranties are a result of changes in the United States financial markets generally or in national, regional or local economic conditions generally, or are a result of matters arising after the date hereof that affect the insurance industry generally. FIC and Merger Sub shall each have delivered to ILCO a certificate dated as of the Closing Date, signed by a senior executive officer of FIC and Merger Sub, to the effect set forth in this Section 7.2(a).

          (b) Performance of Obligations of FIC and Merger Sub. Each of FIC and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and ILCO shall have received a certificate signed on behalf of each of FIC and Merger Sub by a senior executive officer to such effect.

          (c) Tax Opinion. ILCO shall have received an opinion of Fulbright & Jaworski L.L.P., dated as of the Closing Date, to the effect that (i) the Merger will constitute a reorganization under Section 368(a) of the Code,
     (ii) FIC, Merger Sub and ILCO will each be a party to the reorganization under Section 368(b) of the Code, and (iii) no gain or loss will be recognized by the shareholders of ILCO upon the receipt of FIC Common Stock in exchange for ILCO Common Stock pursuant to the Merger except with respect to any cash received in lieu of Fractional Shares. In rendering such opinion, Fulbright & Jaworski L.L.P. shall receive and may rely upon representations, contained in certificates of FIC, Merger Sub and ILCO, that are standard for tax-free reorganizations similar to the Merger.

          (d) Fairness Opinion. The ILCO Fairness Opinion shall not have been modified, withdrawn or revoked as of the date and time of mailing of the Joint Proxy Statement/Prospectus to the shareholders of ILCO.

          (e) Consent. FIC shall have obtained the consent or approval of any person required under any FIC Material Contract, if any, to consummate the transactions contemplated by this Agreement.

          (f) No Material Adverse Change. There shall not have occurred any change in the business of FIC and its subsidiaries since the date of this Agreement or any other event or circumstance that could reasonably be expected to have an FIC Material Adverse Effect.

     7.3 Conditions to Obligations of FIC. The obligations of FIC and Merger Sub to effect the Merger are further subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of ILCO contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct at and as of the Closing Date as though made at and as of such time (except to the extent that any such representations and warranties expressly relate only to an earlier time, in which case they shall have been true and correct at such earlier time); provided, however, that this condition shall be deemed to have been satisfied unless the individual or aggregate impact of all inaccuracies of such representations and warranties (without regard to any materiality or ILCO Material Adverse Effect qualifier(s) contained in any individual representation or warranty) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of ILCO (or, following the Effective Time, the Surviving Corporation) and its subsidiaries, considered as a whole, and except to the extent that any inaccuracies of such representations and warranties are a result of changes in the United States financial markets generally or in national, regional or local economic conditions generally, or are a result of matters arising after the date hereof that affect the insurance industry generally. ILCO shall have delivered to FIC and Merger Sub a certificate dated as of the Closing Date, signed by a senior executive officer of ILCO, to the effect set forth in this Section 7.3(a).

          (b) Performance of Obligations of ILCO. ILCO shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and FIC and Merger Sub shall have received a certificate signed on behalf of ILCO by a senior executive officer of ILCO to such effect.


          (c) Tax Opinion. FIC shall have received an opinion of Weil, Gotshal & Manges LLP, dated as of the Closing Date, to the effect that (i) the Merger will constitute a reorganization under Section 368(a) of the Code, (ii) FIC, Merger Sub and ILCO will each be a party to the reorganization under
     Section 368(b) of the Code, and (iii) no gain or loss will be recognized by FIC, Merger Sub or ILCO by reason of the Merger. In rendering such opinion, Weil, Gotshal & Manges LLP shall receive and may rely upon representations, contained in certificates of FIC, Merger Sub and ILCO, that are standard for tax-free reorganizations similar to the Merger.

          (d) Consents. ILCO shall have obtained the consent or approval of any person required under any Material Contract, if any, to consummate the transactions contemplated by this Agreement.

          (e) Fairness Opinion. The FIC Fairness Opinion shall not have been modified, withdrawn or revoked as of the date and time of mailing of the Joint Proxy Statement/Prospectus to the shareholders of FIC.

          (f) Investors-NA Option Agreement. FIC shall have received an executed copy of the amendment to the Investors-NA Option Agreement, as described in
     Section 5.12, and such agreement, as amended, shall be in full force and effect.

          (g) No Material Adverse Change. There shall not have occurred any change in the business of ILCO and its subsidiaries since the date of this Agreement or any other event or circumstance that could reasonably be expected to have an ILCO Material Adverse Effect.

                      ARTICLE VIII TERMINATION, AMENDMENT
                                   AND WAIVER

8.1 Termination. This Agreement may be terminated and the Merger abandoned as follows:

     (a) at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the shareholders of ILCO or FIC, by mutual written consent of FIC and ILCO;

     (b) at any time prior to the Effective Time, whether before or after approval of this Agreement and the Merger by the shareholders of ILCO or FIC:

               (i) by FIC or ILCO if the ILCO Shareholders Approval shall not have been obtained after submission by the Board of Directors of ILCO of this Agreement and the Merger for approval by the shareholders of ILCO at a special meeting called for such purpose or by written consent of such shareholders in accordance with Section 5.2(a);

               (ii) by FIC or ILCO if the FIC Shareholders Approval shall not have been obtained after submission by the Board of Directors of FIC of the issuance of shares of FIC Common Stock in the Merger and the Charter Amendment for approval by the common shareholders of FIC at a special meeting called for such purpose in accordance with Section 5.2(b);

               (iii) by FIC or ILCO if the Merger shall not have been consummated on or before June 1, 2001, unless the failure to consummate the Merger is the result of a willful and material breach of this Agreement by the party seeking to terminate this Agreement;

               (iv) by FIC or ILCO if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

               (v) by FIC or ILCO in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 7.2(a) or (b) or Section 7.3(a) or (b), as applicable, and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (a "Material Breach"), provided that the terminating party is not then in Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement;

               (vi) by FIC if ILCO  shall  have  breached  the  requirements  of
          Section 5.5 hereof, unless FIC shall at such time be in Material Breach of any representation, warranty, covenant or other agreement contained in this Agreement; or

               (vii) by ILCO if a third  party  shall  have made an  Acquisition
          Proposal that is a Superior Proposal and the Company shall have concurrently executed a definitive agreement with such third party in respect of such Superior Proposal.


     8.2 Effect of Termination. (a) In the event that FIC or ILCO terminates this Agreement as provided in Section 8.1(a), 8.1(b)(i), 8.1(b)(ii), 8.1(b)(iii) or 8.1(b)(iv), this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of FIC or ILCO, other than the last sentence of Section 5.3 and Sections 2.9, 3.8, 5.9, 8.2, 10.1, 11.2 and 11.8.

          (b) In the event that this  Agreement is terminated by FIC pursuant to
     Section 8.1 (b)(vi) or by ILCO pursuant to Section 8.1(b)(vii), ILCO shall promptly reimburse FIC for all substantiated out-of-pocket costs and expenses incurred by them in connection with this Agreement and the transactions contemplated hereby, including, without limitation, costs and expenses of accountants, attorneys and financial advisors. This Agreement shall not be deemed to have been validly terminated until all payments contemplated by this Section 8.2(b) shall have been made in full.

          (c) In the event that this Agreement is terminated by either FIC or ILCO pursuant to Section 8.1(b)(v), the non-breaching party may seek damages or any other appropriate remedy in law or in equity.

     8.3 Amendment. Subject to the applicable provisions of the Texas Code, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties; provided, however, that after the ILCO Shareholders Approval has been obtained, no amendment shall be made which reduces the consideration payable in the Merger or adversely affects the rights of ILCO's shareholders hereunder without the approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

     8.4 Extension; Consent; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to Section 8.3, waive compliance with any of the agreements or conditions of the other parties contained in this Agreement or consent to any action requiring consent pursuant to this Agreement. Any agreement on the part of a party to any such extension, waiver or consent shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

     8.5 Procedure for Termination, Amendment, Extension, Consent or Waiver. A termination of this Agreement pursuant to Section 8.1, an amendment of this Agreement pursuant to Section 8.3 or an extension, consent or waiver pursuant to
Section 8.4 shall, in order to be effective, require in the case of FIC or ILCO, action by its Board of Directors or a duly authorized committee of its Board of Directors.

                       ARTICLE IX SURVIVAL OF PROVISIONS

     9.1 Survival. The representations and warranties of FIC, Merger Sub and ILCO made in this Agreement, or in any certificate, respectively, delivered by any of them pursuant to this Agreement, will not survive the Closing.
ARTICLE X NOTICES

     10.1 Notices. All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered, telecopied or mailed, by certified mail, return receipt requested, first-class postage prepaid, to the parties at the following addresses:

     If to FIC or Merger Sub, to:

                Financial  Industries  Corporation
                6500 River Place Blvd., Building One
                Austin,  Texas 78730
                Attention:  James M. Grace
                Facsimile:  (512) 404-5051

        with  copies to:

                Weil,  Gotshal & Manges  LLP
                100  Crescent Court,  Suite  1300
                Dallas,  Texas  75201
                Attention:  Glenn D.  West
                Facsimile:  (214)  746-7777

        If to  ILCO,  to:

                InterContinental  Life  Corporation
                6500 River Place Blvd.,  Building One
                Austin,  Texas 78730
                Attention:  Theodore A. Fleron
                Facsimile:  (512) 404-5051
        with a copy to:

                Fulbright & Jaworski,  L.L.P.
                600  Congress  Avenue,  Suite 2400
                Austin,  Texas 78701
                Attention:  Walter Earl Bissex
                Facsimile:  (512) 536-4598

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Article X will, if delivered personally, be deemed given upon delivery, will, if delivered by telecopy, be deemed delivered when confirmed and will, if delivered by mail in the manner described above, be deemed given on the third business day after the day it is deposited in a regular depository of the United States mail. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

                                   ARTICLE XI
                                  MISCELLANEOUS

     11.1 Entire Agreement. Except for the documents executed by FIC, Merger Sub and ILCO pursuant hereto, this Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement (including the exhibits hereto and other documents delivered in connection herewith) contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

     11.2 Expenses. Except as provided in Section 8.2, whether or not the Merger is consummated, each of FIC, Merger Sub and ILCO will pay its own costs and expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby. In the event of any lawsuit or other judicial proceeding brought by either party to enforce any of the provisions of this Agreement, the losing party in such proceeding shall reimburse the prevailing party's fees and expenses incurred in connection therewith, including the fees and expenses of its attorneys.

     11.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     11.4 No Third Party Beneficiary. Except for Section 5.9, the terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

     11.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     11.6 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, and any such assignment that is not consented to shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns.

     11.7 Headings, Gender, Etc. The headings used in this Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender are deemed to include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby," "hereto," and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) all references to "dollars" or "$" refer to currency of the United States of America; (f) the term "person" shall include any natural person, corporation, limited liability company, general partnership, limited partnership, or other entity, enterprise, authority or business organization; and (g) the term "or" is not exclusive.

     11.8 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of ILCO, Merger Sub or FIC under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

     11.9 No Recourse Against Others. No past, present or future director, officer, employee, shareholder, incorporator or partner, as such, of FIC, Merger Sub, ILCO or the Surviving Corporation shall have any liability for any obligations of FIC, Merger Sub, ILCO or the Surviving Corporation under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of FIC, Merger Sub and ILCO effective as of the date first written above.


FINANCIAL INDUSTRIES CORPORATION

By:    /s/ Roy F. Mitte
Name: Roy F. Mitte
Title:  Chairman, President and
Chief Executive Officer

ILCO ACQUISITION COMPANY
By:    /s/ Roy F. Mitte
Name: Roy F. Mitte
Title:   President


INTERCONTINENTAL LIFE CORPORATION


By:    /s/ Roy F. Mitte
Name: Roy F. Mitte
Title:  Chairman, President and Chief Executive Officer

                                    Annex I


                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                        FINANCIAL INDUSTRIES CORPORATION


        The undersigned, Mr. Roy F. Mitte and Mr. James M. Grace, certify that:

          1. They are the President and Secretary, respectively, of Financial Industries Corporation (the "Corporation").

          2. At a duly held Special Meeting of the Board of Directors of the Corporation, held on _______, 2001, the Board of Directors adopted the following resolution approving the following amendment to the Articles of Incorporation of the Corporation:

          Paragraph 1 of Article IV is amended to read as follows:

               "The aggregate number of shares which the Corporation shall have the authority to issue is twenty-five million (25,000,000) shares of common stock, par value $0.20 per share."

          3. The shareholders of the Corporation adopted and approved the same amendment by resolution at a special meeting held at the offices of the Corporation in Austin, Texas, on ________, 2001, by the required vote of shareholders as prescribed by Article VII of the Corporation's Articles of Incorporation and Articles 4.02 and 2.28 of the Texas Business Corporation Act.

          4. The number of shares outstanding is _________. The number of shares entitled to vote on or consent to the amendment is __________.

          5. The number of shares voted in favor of the amendment was _______, or _____%, which exceeded the required vote, which is a majority under
     Article VII of the Corporation's Articles of Incorporation. The number of shares voted against was _____.

          6. The undersigned have executed these Articles of Amendment and affixed the corporate seal on ________, 2001.


      __________________________                      ________________________
      Roy F. Mitte, President                         James M. Grace, Secretary

                                   Exhibit A


                                _________, 2001

Financial Industries Corporation
6500 River Place Blvd., Building One
Austin, Texas  78730

Ladies and Gentlemen:

     Reference is made to the provisions of the Agreement and Plan of Merger, dated as of January ___, 2001 (together with any amendments thereto, the "Merger Agreement"), among InterContinental Life Corporation, a Texas corporation (the "Company"), Financial Industries Corporation, a Texas corporation ("Parent"), and ILCO Acquisition Company, a Texas corporation and a wholly owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"). This letter constitutes the undertakings of the undersigned contemplated by the Merger Agreement, and is being furnished pursuant to Section
5.7 thereto.

     I understand that I may be deemed to be an "affiliate" of the Company, as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Execution of this letter shall not be construed as an admission of "affiliate" status nor as a waiver of any rights that I may have to object to any claim that I am an "affiliate" on or after the date of this letter.

     If in fact I were to be deemed an "affiliate" of the Company under paragraphs (c) and (d) of Rule 145, my ability to sell, transfer or otherwise dispose of any shares of the common stock, par value $0.20 per share, of Parent (the "Parent Shares") received by me in exchange for any shares of ILCO Common Stock (as defined in the Merger Agreement) pursuant to the Merger or received upon the exercise of any stock options may be restricted.

     I hereby represent, warrant and covenant to Parent that I will not sell, pledge, transfer, or otherwise dispose of any of the Parent Shares except (i) pursuant to an effective registration statement under the Securities Act, or
(ii) as permitted by, and in accordance with, Rule 145 or another applicable exemption under the Securities Act and the rules and regulations promulgated thereunder.

     I hereby acknowledge that, except as otherwise provided in the Merger Agreement, Parent is under no obligation to register the sale, transfer, pledge, or other disposition of the Parent Shares or to take any other action necessary for the purpose of making an exemption from registration available.

     I understand that Parent will issue stop transfer instructions to its transfer agents with respect to the Parent Shares and that a restrictive legend will be placed on certificates delivered to me evidencing the Parent Shares in substantially the following form:

          This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("Rule 145")
          promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold or otherwise disposed of unless registered under the Securities Act pursuant to a Registration Statement in effect at the time or unless the proposed sale or disposition can be made in compliance with Rule 145 or without registration in reliance on another exemption therefrom.


     The term Parent Shares as used in this letter shall mean and include not only the common stock of Parent as presently constituted, but also any other stock which may be issued in exchange for, in lieu of, or in addition to, all or any part of such Parent Shares.

     I agree that, from time to time, at Parent's reasonable request and without further consideration, I shall execute and deliver such additional documents and shall use my reasonable best efforts to take all such further lawful action as may be reasonably necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Merger Agreement.

                                        Very truly yours,


                                        Name:

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                       FINANCIAL INDUSTRIES CORPORATION,
                            ILCO ACQUISITION COMPANY
                                      AND
                       INTERCONTINENTAL LIFE CORPORATION






                          Dated as of January 17, 2001

Article I       THE MERGER....................................................2
1.1     The Merger............................................................2
1.2     Closing...............................................................2
1.3     Effective Time........................................................2
1.4     Articles of Incorporation.............................................2
1.5     Bylaws................................................................3
1.6     Directors.............................................................3
1.7     Officers..............................................................3
1.8     Effect on ILCO Capital Stock..........................................3
        (a)     Outstanding ILCO Common Stock.................................3
        (b)     Treasury Shares; FIC-Owned Shares.............................3
        (c)     Impact of Stock Splits, etc...................................4
1.9     Effect on FIC Capital Stock...........................................4
1.10    Effect on Merger Sub Capital Stock....................................4
1.11    Exchange of Certificates..............................................4
        (a)     Paying Agent..................................................4
        (b)     Exchange Procedures...........................................4
        (c)     Letter of Transmittal.........................................5
        (d)     Distributions with Respect to Unexchanged Shares..............5
        (e)     No Further Ownership Rights in ILCO Common Stock..............5
        (f)     No Fractional Shares..........................................6
        (g)     Termination of Payment Fund...................................6
        (h)     No Liability..................................................6
        (i)     Withholding of Tax............................................7
Article II      REPRESENTATIONS AND WARRANTIES OF ILCO........................7
2.1     Organization, Standing and Corporate Power............................7
2.2     Capital Structure.....................................................7
2.3     Authority; Noncontravention...........................................8
2.4     ILCO SEC Documents; Financial Statements..............................9
2.5     Absence of Certain Changes or Events.................................10
2.6     No Extraordinary Payments or Change in Benefits......................11

2.7     Voting Requirements..................................................11
2.8     State Takeover Statutes..............................................11
2.9     Brokers..............................................................11
2.10    Compliance with Applicable Laws......................................11
2.11    Absence of Undisclosed Liabilities...................................11
2.12    Litigation...........................................................12
2.13    Transactions with Affiliates.........................................12
2.14    Labor Matters........................................................12
2.15    Employee Arrangements and Benefit Plans..............................12
2.16    Tax Matters..........................................................13
2.17    Intellectual Property................................................15
2.18    Environmental Matters................................................16
2.19    Material Contracts...................................................17
2.20    Tangible Property....................................................17
2.21    Fairness Opinion.....................................................17
2.22    Insurance Business...................................................18
2.23    Liabilities and Reserves.............................................19
2.24    ILCO Broker/Dealers..................................................19
Article III     REPRESENTATIONS AND WARRANTIES OF FIC........................20
3.1     Organization, Standing and Corporate Power...........................20
3.2     Capital Structure....................................................20
3.3     Authority; Noncontravention..........................................21
3.4     FIC SEC Documents....................................................22
3.5     Absence of Certain Changes or Events.................................23
3.6     No Extraordinary Payments or Change in Benefits......................23
3.7     Voting Requirements..................................................24
3.8     Brokers..............................................................24
3.9     Fairness Opinion.....................................................24
3.10    Compliance with Applicable Laws......................................24
3.11    Absence of Undisclosed Liabilities...................................24
3.12    Litigation...........................................................25

3.13    Transactions with Affiliates.........................................25
3.14    FIC Common Stock.....................................................25
3.15    Employee Arrangements and Benefit Plans..............................25
3.16    Tax Matters..........................................................25
3.17    Intellectual Property................................................26
3.18    Environmental Matters................................................28
3.19    State Takeover Statutes..............................................28
3.20    Labor Matters........................................................29
3.21    Material Contracts...................................................29
3.22    Tangible Property....................................................29
3.23    Insurance Business...................................................29
3.24    Liabilities and Reserves.............................................30
Article IV      REPRESENTATIONS AND WARRANTIES OF MERGER SUB.................31
4.1     Organization, Standing and Corporate Power...........................31
4.2     Capital Structure....................................................31
4.3     Authority; Noncontravention..........................................31
4.4     No Prior Activities..................................................32
Article V       ADDITIONAL AGREEMENTS........................................32
5.1     Preparation of Form S-4 and Joint Proxy Statement/Prospectus;
        Information Supplied.................................................32
5.2     Shareholder Approval.................................................33
5.3     Access to Information; Confidentiality...............................34
5.4     Public Announcements.................................................35
5.5     Acquisition Proposals................................................35
5.6     Consents, Approvals and Filings......................................37
5.7     Affiliate Letters....................................................37
5.8     Nasdaq Listing.......................................................37
5.9     INDEMNIFICATION OF OFFICERS AND DIRECTORS............................37
5.10    Letter of FIC's Accountants..........................................38
5.11    Letter of ILCO's Accountants.........................................38
5.12    FIC Stock Option Held by Investors-NA................................39

5.13    Vote of Shares of ILCO Common Stock by FIC...........................39
Article VI      COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR
        TO MERGER............................................................39
6.1     Conduct of Business of ILCO..........................................39
6.2     Conduct of Business of FIC...........................................41
6.3     Stock Options........................................................43
6.4     Other Actions........................................................44
Article VII     CONDITIONS PRECEDENT.........................................44
7.1     Conditions to Each Party's Obligation to Effect the Merger...........44
        (a)     Shareholder Approval.........................................44
        (b)     Governmental and Regulatory Consents.........................44
        (c)     HSR Act......................................................44
        (d)     No Injunctions or Restraints.................................44
        (e)     Nasdaq Listing...............................................44
        (f)     Form S-4.....................................................44
7.2     Conditions to Obligations of ILCO....................................45
        (a)     Representations and Warranties...............................45
        (b)     Performance of Obligations of FIC and Merger Sub.............45
        (c)     Tax Opinion..................................................44
        (d)     Fairness Opinion.............................................45
        (e)     Consent......................................................45
        (f)     No Material Adverse Change...................................45
7.3     Conditions to Obligations of FIC.....................................46
        (a)     Representations and Warranties...............................46
        (b)     Performance of Obligations of ILCO...........................46
        (c)     Tax Opinion..................................................46
        (d)     Consents.....................................................46
        (e)     Fairness Opinion.............................................46
        (f)     Investors-NA Option Agreement................................46
        (g)     No Material Adverse Change...................................46
Article VIII    TERMINATION, AMENDMENT AND WAIVER............................47

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8.1     Termination..........................................................47
8.2     Effect of Termination................................................48
8.3     Amendment............................................................48
8.4     Extension; Consent; Waiver...........................................48
8.5     Procedure for Termination, Amendment, Extension, Consent or Waiver...49
Article IX      SURVIVAL OF PROVISIONS.......................................49
9.1     Survival.............................................................49
Article X       NOTICES......................................................49
10.1    Notices..............................................................49
Article XI      MISCELLANEOUS................................................50
11.1    Entire Agreement.....................................................50
11.2    Expenses.............................................................50
11.3    Counterparts.........................................................50
11.4    No Third Party Beneficiary...........................................50
11.5    Governing Law........................................................50
11.6    Assignment; Binding Effect...........................................51
11.7    Headings, Gender, Etc................................................51
11.8    Invalid Provisions...................................................51
11.9    No Recourse Against Others...........................................51


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Acquisition Proposal.........................................................36
Actions......................................................................16
Agreement.....................................................................1
Assumed Stock Options........................................................42
Breaches......................................................................9
Closing.......................................................................2
Closing Date..................................................................2
Code..........................................................................1
Effective Time................................................................2
Employment Arrangements......................................................12
Environmental Laws...........................................................16
Environmental Liabilities....................................................16
ERISA........................................................................12
Exchange Act..................................................................9
Exchange Ratio................................................................3
Family Life..................................................................29
FIC...........................................................................1
FIC Acturial Analyses........................................................29
FIC Benefit Plans............................................................23
FIC Common Stock..............................................................1
FIC Disclosure Letter........................................................22
FIC Fairness Opinion.........................................................24
FIC Financial Statements.....................................................22
FIC Material Adverse Effect..................................................20
FIC Material Contracts.......................................................28
FIC SEC Documents............................................................22
FIC Shareholders Approval....................................................21
FIC Shareholders Meeting.....................................................34
FIC Special Committee........................................................24
FIC Stock Options............................................................20
FIC-Owned Shares..............................................................3
Financial Statements..........................................................9
Form S-4.....................................................................32
Form S-8.....................................................................43
Fractional Shares.............................................................6
GAAP..........................................................................9
Governmental Entity...........................................................9
Hazardous Materials..........................................................16
HSR Act.......................................................................9
ILCO..........................................................................1
ILCO Actuarial Analyses......................................................18
ILCO Benefit Plans...........................................................10


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ILCO Broker/Dealer...........................................................19
ILCO Common Stock.............................................................1
ILCO Disclosure Letter.......................................................10
ILCO Fairness Opinion........................................................17
ILCO Insurance Companies.....................................................17
ILCO Material Adverse Effect..................................................7
ILCO SEC Documents............................................................9
ILCO Shareholders Approval....................................................8
ILCO Special Committee.......................................................17
ILCO Stock Option Plan........................................................7
ILCO Stock Options............................................................7
Indemnified Parties..........................................................37
Indemnified Party............................................................37
Intellectual Property........................................................15
Investors-IN.................................................................17
Investors-NA.................................................................17
Investors-NA Option Agreement................................................38
IRS..........................................................................12
Liens.........................................................................8
Material Breach..............................................................47
Material Contracts...........................................................17
Merger........................................................................2
Merger Consideration..........................................................3
Merger Sub....................................................................1
Paying Agent..................................................................4
Payment Fund..................................................................4
Permits......................................................................11
Potential Acquiror...........................................................35
Proxy Statement/Prospectus...................................................32
Representatives..............................................................34
SEC...........................................................................9
Securities Act................................................................9
Subsidiary....................................................................7
Superior Proposal............................................................36
Surviving Corporation.........................................................2
Tax Return...................................................................15
Taxes........................................................................15
Texas Code....................................................................2
Texas Secretary of State......................................................2
Treasury Shares...............................................................3



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                                                                    EXHIBIT 99.1

                                      Filed by Financial Industries Corporation
                               pursuant to Rule 425 under the Securities Act of
                                  1933 and deemed filed pursuant to Rule 14a-12
                                        of the Securities Exchange Act of 1934.
                                          Subject Company: Financial Industries
                                        Corporation. Commission File No. 0-4690


FOR IMMEDIATE RELEASE
January 18, 2001

FOR MORE INFORMATION CONTACT
Robert S. Cox
512-404-5128

AUSTIN, TEXAS -- Financial Industries Corporation (FIC; NASDAQ symbol FNIN) and InterContinental Life Corporation (ILCO; NASDAQ symbol ILCO) jointly announced today that their respective Boards of Directors have approved a definitive agreement whereby FIC would acquire the remaining common shares (approximately 52%) of InterContinental Life Corporation which FIC does not currently own. Under the terms of the agreement, a newly-established subsidiary of FIC ("Merger Sub") will be merged with and into ILCO, with ILCO continuing as the surviving entity in the merger transaction as a wholly-owned subsidiary of FIC.

Pursuant to the merger agreement, FIC will issue 1.1 shares of its Common Stock, $0.20 par value, for each share of ILCO Common Stock, $0.22 par value, not held by FIC. The terms of the agreement and the exchange rate were established by a Special Committee of the Board of Directors of each of FIC and ILCO and recommended to their respective Boards at yesterda's meeting. The transaction is subject to various conditions precedent set forth in the merger agreement, including the approval of certain matters by the shareholders of FIC and ILCO.

FIC plans to file a Registration Statement on Form S-4 in connection with the issuance of shares of its common stock in the merger and each of FIC and ILCO expects to mail a Joint Proxy Statement/Prospectus to its shareholders containing information about the merger. Investors are urged to read the Registration Statement and Joint Proxy Statement/Prospectus when they are available.

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

The Registration Statement and Joint Proxy Statement/Prospectus will contain important information about FIC, ILCO, the merger and related matters. In addition to the Registration Statement and the Joint Proxy Statement/Prospectus, FIC and ILCO file annual, quarterly and other reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Investors will be able to obtain copies of these documents for free through the web site maintained by the SEC at http://www.sec.gov. FIC, ILCO and their respective directors, executive officers and certain members of management and employees may be soliciting proxies from FIC's and ILCO's shareholders in favor of the merger and matters related to the merger that will be set forth in the Joint Proxy Statement/Prospectus. A description of any interests that FIC's and ILCO's directors and executive officers have in the merger will be available in the Joint Proxy Statement/Prospectus.

This press release shall not constitute an offer of any securities for sale nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


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